United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
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DYCOM INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYCOM INDUSTRIES, INC.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 23, 2010

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) will be held at 11:00 a.m., local time, on Tuesday, November 23, 2010, at the corporate offices of Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 402, Palm Beach Gardens, Florida 33408.

At the Annual Meeting, you will be asked to vote on the following proposals, which are more fully described in the Proxy Statement accompanying this notice:

1.	To elect two directors;

2.	To amend the Company’s 2007 Non-Employee Directors Equity Plan to increase by 250,000 the number of shares of the Company’s common stock that are authorized for issuance under the plan; and

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2011.

The Board of Directors has fixed the close of business on Friday, October 1, 2010, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Richard B. Vilsoet
Richard B. Vilsoet
Secretary
Palm Beach Gardens, Florida
October 26, 2010

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend in person, it is important that your shares be represented and voted. You can vote your shares by signing and dating the enclosed proxy card and returning it in the accompanying envelope or via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card. If you decide to attend the Annual Meeting and prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of October 1, 2010.

DYCOM INDUSTRIES, INC.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, November 23, 2010
________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, November 23, 2010, at the corporate offices of Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 402, Palm Beach Gardens, Florida 33408, at 11:00 a.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about October 26, 2010.

What will I be voting on?

At the meeting, you and our other shareholders will be voting on the following:

•	the election of two (2) directors;

•	the amendment of our 2007 Non-Employee Directors Equity Plan to increase by 250,000 the number of shares of our common stock that are authorized for issuance under the plan; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2011.

Who may vote?

You may vote if you owned common stock of the Company as of the close of business on October 1, 2010, the record date for the Annual Meeting. Each share of the Company’s common stock is entitled to one vote on each matter to be voted on. As of the record date, there were 36,967,739 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting based on the records of our registar and transfer agent, America Stock Transfer & Trust Company.

Who may attend the Annual Meeting?

All shareholders of record at the close of business on October 1, 2010, or their duly appointed proxies, may attend the Annual Meeting. Please be prepared to present valid photo identification for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to attend the Annual Meeting, you will need to bring a copy of a statement reflecting your share ownership as of the October 1, 2010 record date for the Annual Meeting and check in at the registration desk at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees named in this Proxy Statement for election to the Board of Directors, “FOR” the amendment of our 2007 Non-Employee Directors Equity Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2011.

How do I vote?

You may vote your shares in any of the following manners:

•	by signing and dating the enclosed proxy card and returning it in the accompanying envelope;

•	by going to the website www.proxyvote.com, with your proxy card in hand, and following the instructions;

•	by telephone following the instructions included with your proxy card; or

•	by written ballot at the Annual Meeting.

If you are a shareholder of record and you attend the Annual Meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible.

What if I hold my shares in “street name”?

Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record shareholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the vote of your shares.

Can I change my mind after I vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing an instrument of revocation with the Secretary of the Company or by submitting a proxy bearing a later date than the proxy being revoked prior to the Annual Meeting. Additionally, shareholders who attend the Annual Meeting may revoke a previously granted proxy and vote in person. If you hold your shares in “street name” and wish to change your vote at the Annual Meeting, you will need to obtain a proxy from the broker, bank or other nominee that holds your shares.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the common stock of the Company will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Will my shares be voted if I do not provide my proxy?

If you are a shareholder of record and you do not vote or provide a proxy, your shares will not be voted.

Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm, bank or other nominee with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Under the rules of the New York Stock Exchange, if you do not submit specific voting instructions to your brokerage firm, it will not have the ability to vote your shares in the election of directors or in the approval to amend the 2007 Non-Employee Directors Equity Plan.  As a result, if your shares are held in “street name” and you do not submit voting instructions to your brokerage firm, your shares will be treated as “broker non-votes” for purposes of the proposals with respect to the election of directors and the approval to amend the 2007 Non-Employee Directors Equity Plan, and will not be counted in determining the outcome of those proposals.

What vote is required to approve each proposal?

With the exception of the proposal regarding the election of directors, the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required to approve any proposal.  The proposal regarding the election of directors requires a plurality of votes cast for each director nominee.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, management of the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to the Company will be voted in accordance with the judgment of the proxy holders.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

Shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on November 22, 2010. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on November 22, 2010. If your shares of common stock are held in “street name”, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Company common stock on your behalf.

* * * *

A copy of the Company’s Annual Report to Shareholders, including financial statements for the fiscal years ended July 31, 2010 and July 25, 2009, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class having as equal a number of directors as possible. The Board of Directors currently consists of seven members.

Two director nominees have been nominated for election at the Annual Meeting. The nominees are Thomas G. Baxter and Charles M. Brennan, III. Each nominee was selected by the Corporate Governance Committee and approved by the Board of Directors for submission to shareholders of the Company. Thomas G. Baxter and Charles M. Brennan, III are each currently serving terms that expire at the Annual Meeting and each has been nominated for a three-year term expiring at the fiscal 2013 annual meeting of shareholders.

Each of the nominees has consented to serve if elected to the Board of Directors. If any director nominees become unable to accept nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The names of the nominees for election as a director of the Company and of those directors of the Company continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service on our Board of Directors, and a summary of their specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director of the Company are set forth below.

NOMINEES FOR ELECTION AT THIS MEETING

Thomas G. Baxter Director since 2005 Age 63
Mr. Baxter was an advisor of Churchill Ventures Ltd from July 2006 to December 2008. From October 2001 to January 2005 Mr. Baxter was President of Time Warner Cable, a division of Time Warner Inc. Mr. Baxter was President and Chief Executive Officer of Audible, Inc. from February 2000 to July 2001 and an operating partner of Evercore Partners, from 1998 to 2000. Mr. Baxter was a director of Dycom Industries, Inc. from January 1999 to December 2001.  The Corporate Governance Committee concluded that Mr. Baxter is qualified and should serve, in part, because of his past experience in senior executive-level operations and other management positions with telecommunications companies. His skills include knowledge of the cable television industry, corporate finance and strategy, and technology.

Charles M. Brennan, III Director since 2002 Age 68
Mr. Brennan served as Chairman of the Board of Directors of MYR Group, Inc. from March 2006 to December 2007. Mr. Brennan was Chairman and Chief Executive Officer of MYR Group, Inc. from October 1988 to April 2000. Mr. Brennan is currently a director of Rogers Corporation.  The Corporate Governance Committee concluded that Mr. Brennan is qualified and should serve, in part, because of his extensive experience as chief executive officer and in other senior executive-level positions in the electrical construction and specialty contracting industries. His skills include in-depth operational knowledge of those industries, mergers and acquisitions, corporate finance and strategy, financial controls and accounting, and corporate governance.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING

James A. Chiddix Director since 2007 Term expires 2011 Age 65
Mr. Chiddix served as Vice Chairman of the Board of Directors at OpenTV Corp. from 2007 to 2009, and was Executive Chairman and Chief Executive Officer at OpenTV Corp. from 2004 to 2007. Mr. Chiddix was President of Time Warner Inc.’s Interactive Video Division from 2001 through 2004, and was Senior Vice President, Technology and Chief Technology Officer at Time Warner Cable from 1986 through 2001. Mr. Chiddix was a director at Shougang Concord Technology Holdings from 2009 to 2010, and is currently a director at ARRIS Group, Inc., Javelin Innovations Ltd., Symmetricom, Inc. and Virgin Media, Inc.  The Corporate Governance Committee concluded that Mr. Chiddix is qualified and should serve, in part, because of his extensive leadership experience, both as an executive and board member, in media and technology companies, as well as other companies. His skills include knowledge of corporate finance, corporate governance and mergers and acquisitions.

Charles B. Coe Director since 2005 Term expires 2011 Age 62
Mr. Coe was President of BellSouth Network Services, from 2000 to 2001; prior to this Mr. Coe held various other executive positions at BellSouth Corporation over a 15 year period. Mr. Coe is currently a director of Internap Network Services Corporation.  The Corporate Governance Committee concluded that Mr. Coe is qualified and should serve, in part, because of his executive-level experience in the telecommunications industry. His skills include knowledge of financial controls and accounting, corporate finance and mergers and acquisitions.

Stephen C. Coley Director since 2003 Term expires 2012 Age 65
Mr. Coley is a Director Emeritus of McKinsey & Company, Inc. Mr. Coley was a Management Consultant with McKinsey & Company, Inc. from July 1975 to January 2004. Mr. Coley currently serves as Chairman of the Board of Trustees of Underwriters Laboratories Inc. and is also a director of Flagstone Reinsurance Holdings Limited.  The Corporate Governance Committee concluded that Mr. Coley is qualified and should serve, in part, because of his general business management expertise, including considerable experience in corporate finance. His skills include knowledge of corporate finance structure and strategies, the operation of the capital markets, corporate governance and mergers and acquisitions.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING (continued)

Patricia L. Higgins Director since 2008 Term expires 2012 Age 60
Ms. Higgins was President, Chief Executive Officer, and a director of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and collocation services, from September 2000 to February 2004. Prior to that, Ms. Higgins served as Chairman and Chief Executive Officer of The Research Board, a consulting and research services company for information technology from May 1999 to August 2000. Prior to 1999, Ms. Higgins was the Chief Information Officer of Alcoa Inc. and also held senior management positions at UNISYS Corporation, Verizon (NYNEX) and AT&T Inc. Ms. Higgins was a director at Visteon Corporation from 2004 to 2010, Delta Air Lines, Inc. from 2005 to 2007 and SpectraSite Communications, Inc. from 2004 to 2005, and is currently a director of Barnes & Noble, Inc., Internap Network Services Corporation and The Travelers Companies, Inc..  The Corporate Governance Committee concluded that Ms. Higgins is qualified and should serve, in part, because of her senior executive-level experience in large, complex, global organizations. Her skills include knowledge of accounting and financial controls, corporate finance and strategy, technology, and mergers and acquisitions.

Steven E. Nielsen Director since 1996 Term expires 2012 Age 47
Mr. Nielsen has been the President and Chief Executive Officer of the Company since March 1999; President and Chief Operating Officer from August 1996 to March 1999; and Vice President from February 1996 to August 1996.  Mr. Nielsen was a director of SBA Communications Corporation from 2001 to 2009.  The Governance Committee concluded that Mr. Nielsen is qualified and should serve, in part, because of his service as the Company’s Chief Executive Officer and in other leadership roles within the Company.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the election of Thomas G. Baxter and Charles M. Brennan, III as directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Company is committed to sound corporate governance and to full compliance with New York Stock Exchange (“NYSE”), Securities and Exchange Commission (“SEC”) and other regulatory and legal requirements. In furtherance of these goals the Board of Directors has adopted a Business Code of Conduct and Ethics, a Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and written charters for each of its Audit Committee, Compensation Committee, Corporate Governance and Finance Committee, all of which are available on the Company’s website at www.dycomind.com. Copies of each may also be obtained, without charge, upon written request to the Secretary of the Company at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408. These documents are periodically reviewed in light of corporate governance developments and modified as appropriate. Please note that the information contained in or connected to the Company’s website is not intended to be part of this Proxy Statement.

Board Leadership Structure

Steven E. Nielsen serves as our Chairman of the Board of Directors and our Chief Executive Officer.  Our Board of Directors believes that the Company is best served by having one person serve as both Chief Executive Officer and Chairman of the Board of Directors, because this structure provides unified leadership and direction. In his capacity as Chief Executive, Mr. Nielsen is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers and employees. Calling upon this knowledge, Mr. Nielsen is able to provide the Board of Directors with leadership in setting its agenda and focusing its discussions. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Nielsen is also best-positioned to chair regular meetings of the Board of Directors and ensure that key business issues are brought to the attention of the Board of Directors. His in-depth knowledge of the industry, and the issues, opportunities and challenges facing the Company enable decisive leadership with clear accountability.  The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.

Board independence and oversight of the senior management of the Company are enabled by the presence of independent directors who have substantive knowledge of the Company’s business and have oversight over critical functions of the Company, such as the integrity of the Company’s financial statements, the evaluation and compensation of executive management and the nomination of directors. In accordance with the Company’s Corporate Governance Guidelines, independent directors meet without management present at regularly scheduled executive sessions (at least quarterly). As described below under “— Executive Sessions of Non-Management Directors”, the Company’s independent directors are led by lead non-management director Stephen C. Coley who, in accordance with our Corporate Governance Guidelines, chairs executive sessions of the non-management directors, advises the Chairman and chairs of the committees of our Board of Directors with respect to agendas and ensures that information needs relating to meetings of the Board of Directors and its committees are met.  Mr. Coley, along with the other independent directors, brings experience, oversight and expertise from outside the Company and industry, while the Chairman and Chief Executive Officer brings company and industry-specific experience and expertise.

Board Role in Risk Oversight

The Board of Directors takes an active role in overseeing risks related to the Company both as the full Board of Directors and through its committees.  The committees of the Board of Directors are primarily responsible for the oversight of risk as follows:  the Audit Committee has oversight over the financial reporting, accounting and internal control risks; the Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices (see pages 21 and 22 for a more detailed discussion); the Finance Committee has oversight over market, liquidity, credit and interest rate risks; and the Corporate Governance Committee has oversight over corporate governance, including establishing practices and procedures that promote good governance and mitigate governance risk, and is also responsible for reviewing the performance of the Board of Directors, its committees and their members.  The Corporate Governance Committee also ensures that each committee of the Board of Directors engages in an annual performance self-evaluation based upon criteria and processes established by the Corporate Governance Committee. The Board of Directors has determined that the full Board is the most effective structure for the general oversight of risks. The Board of Directors also believes its oversight of risk is enhanced by its current leadership structure as discussed above.  The Chief Executive Officer who chairs regular meetings of the Board of Directors is best able to understand, evaluate and raise critical business and other risks to the attention of the Board of Directors.  The Board of Directors receives regular reports from the committee chairs, as well as reports directly from officers of the Company to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks.

In addition, the Company conducts a periodic enterprise-wide assessment. The risks considered as part of this risk assessment include those inherent in the Company’s business, as well as the risks from external sources such as competitors, the economy and credit markets, and regulatory and legislative developments.  A report is periodically presented to the Board of Directors by management and updates are provided as required. The objectives of the risk assessment process include (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, the Board of Directors and senior management; (iii) contributing to the development of internal audit plans; (iv) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; and (v) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K.

Board Meetings and Attendance

The Board of Directors held nine meetings during the fiscal year ended July 31, 2010. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served during the periods for which they have served as a director. Attendance at the annual meeting of shareholders is expected of all directors as if it were a regular meeting. All of the directors attended the annual meeting of shareholders held on November 24, 2009.

Board Independence

In accordance with our Corporate Governance Guidelines, the Board of Directors monitors the independence of its members on an ongoing basis using standards set forth in the guidelines. The guidelines reflect the requirements set forth in the NYSE Corporate Governance listing standards. Under these standards, the Board of Directors has determined that each of the six non-management members of the Board of Directors, including the two non-management director nominees that are currently members of the Board of Directors, is independent and that such group constitutes a majority of the Board of Directors. Mr. Nielsen, who serves as our President and Chief Executive Officer, is not independent.

Committees of the Board

The Board of Directors has the authority to appoint committees to perform certain management and administrative functions and currently has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee and a Finance Committee.

Audit Committee.  The Audit Committee met eight times during fiscal 2010. The following directors are current members of the Audit Committee: Charles M. Brennan, III, Charles B. Coe and Stephen C. Coley. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the NYSE Corporate Governance listing standards and our Corporate Governance Guidelines. In addition, the Board of Directors has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards. The Board of Directors has determined that the Chair of the Audit Committee, Charles M. Brennan, III, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002, and has “accounting or related financial management expertise” within the meaning of the NYSE listing standards. The SEC has indicated that the designation of Mr. Brennan as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee has responsibility for, among other things, assisting the Board of Directors in the oversight of:

•	the quality and integrity of the Company’s financial statements and related disclosure, internal controls and financial reporting;

•	the Company’s compliance with applicable legal and regulatory requirements;

•	the independent auditor’s qualification, independence and performance;

•	the performance of the Company’s internal audit function and control functions; and

•	approval of the fees paid to the Company’s independent auditors.

Compensation Committee.  The Compensation Committee met nine times during fiscal 2010. The Compensation Committee currently consists of Thomas G. Baxter, Charles B. Coe and Patricia L. Higgins. The Board of Directors has determined that each of the members of the Compensation Committee is independent within the meaning of the NYSE Corporate Governance listing standards and our Corporate Governance Guidelines.

The Compensation Committee has responsibility for, among other things:

•	recommending to the Board of Directors the compensation of the directors;

•	determining the compensation of the Chief Executive Officer and approving the compensation of the other executive officers;

•	administering the Company’s equity-based and incentive compensation plans, policies and programs;

•	evaluating the risks and rewards associated with the Company’s overall compensation principles and structure; and

•	reviewing and discussing with management the Company’s compensation discussion and analysis included elsewhere in this Proxy Statement.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. The Compensation Committee has engaged Compensation Strategies, Inc. (“Compensation Strategies”) as an independent executive compensation consulting firm to provide executive compensation consulting services to the Compensation Committee. In fiscal 2010, Compensation Strategies attended five Compensation Committee meetings.

For additional discussion on the services provided by Compensation Strategies to the Compensation Committee, as well as the Compensation Committee’s role and the process and procedures for the consideration and determination of executive compensation, see “— Director Compensation” beginning on page 14 of this Proxy Statement and “Executive Compensation — Compensation Discussion and Analysis,” beginning on page 17 of this Proxy Statement.

Corporate Governance Committee.  The Corporate Governance Committee met five times during fiscal 2010. The Corporate Governance Committee currently consists of James A. Chiddix, Stephen C. Coley and Patricia L. Higgins. The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent within the meaning of the NYSE Corporate Governance listing standards and our Corporate Governance Guidelines.

The Corporate Governance Committee has responsibility for, among other things:

•
recommending to the Board of Directors the director nominees for election by the Company’s shareholders, including those nominees that are recommended by shareholders in accordance with the procedures set forth below under the caption “— Director Candidates”;

•	recommending to the Board of Directors persons to fill vacancies on the Board of Directors;

•	recommending to the Board of Directors the appointment of officers of the Company;

•	periodically reviewing the number and functions of the five committees of the Board of Directors and recommending to the Board of Directors the appointment of its members to serve on the committees;

•	evaluating on an annual basis the performance of individual directors, each committee of the Board of Directors and the independence of outside directors;

•	evaluating the performance of the Chief Executive Officer on an annual basis and submitting its evaluation to the Compensation Committee;

•	reviewing management succession and development plans;

•	reviewing and making recommendations to the Board of Directors regarding proposals of shareholders that relate to corporate governance;

•	reviewing and recommending to the Board of Directors changes in the Company’s Articles of Incorporation and By-Laws;

•	establishing criteria and processes for, and lead the Board of Directors and each committee in, their respective annual self-evaluations; and

•	developing and monitoring compliance with a set of corporate governance guidelines.

Executive Committee.  The Executive Committee did not meet during fiscal 2010. The Executive Committee currently consists of Thomas G. Baxter, Charles M. Brennan, III and Steven E. Nielsen. The Executive Committee is empowered to act for the full Board of Directors during intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated.

Finance Committee.  The Finance Committee met seven times during fiscal 2010. The Finance Committee currently consists of Thomas G. Baxter, Charles M. Brennan, III and Charles B. Coe. The principal functions of the Finance Committee are to set policy for short-term investments; to review borrowing arrangements; review financial risk management strategies; and to recommend changes in the capital structure and operating budget of the Company.

Code of Ethics for Senior Financial Officers and Business Code of Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers and a Business Code of Conduct and Ethics, each of which is a code of ethics as that term is defined in Item 406(b) of Regulation S-K. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions, including the Chief Accounting Officer. The Business Code of Conduct and Ethics applies to all directors, officers, managers and employees of the Company. The Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics reflects the Company’s expectation that its directors, officers and other employees conduct themselves with the highest standard of business ethics. The Company discloses amendments to, or a waiver from, provisions of the Code of Ethics for Senior Financial Officers and the Business Code of Conduct and Ethics by posting such information on the Company’s website at the address specified above.

Executive Sessions of Non-Management Directors

In accordance with the Company’s Corporate Governance Guidelines, non-management directors meet without management present at regularly scheduled executive sessions (at least quarterly). The lead non-management director, who is currently Stephen C. Coley, presides at such sessions.

Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders and other interested parties may communicate with one or more of the Company’s non-management directors, the non-management directors as a group, a committee or the full Board of Directors. Shareholders who wish to communicate with a director or director group should direct their communications in writing to:

Dycom Industries, Inc.
c/o Richard B. Vilsoet, Secretary
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

The Secretary of the Company has primary responsibility for monitoring director related communications from shareholders and other interested parties and forwarding collected communications to the intended recipient provided they meet certain criteria. In general, communications are forwarded to the intended director or director group as long as the communications do not relate to ordinary business, legal or administrative matters or other non-substantive or inappropriate matters further described in the Company’s Internal Process for Handling Communications to Directors. All concerns and complaints relating to accounting, internal accounting controls or auditing matters, as well as complaints regarding violations of the Business Code of Conduct and Ethics or Code of Ethics for Senior Financial Officers, will be referred to the Audit Committee in accordance with the Company’s Whistleblower Policy and Procedures. Both the Internal Process for Handling Communications to Directors and the Whistleblower Policy and Procedures are available on the Company’s website at www.dycomind.com.

Director Candidates

Pursuant to its charter and the Company’s Corporate Governance Guidelines, the Corporate Governance Committee is responsible for recommending to the Board of Directors the director nominees for election by shareholders of the Company, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s By-Laws and applicable law. The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes requesting from directors and others recommendations for director candidates, engaging third-party search firms, meeting from time-to-time to evaluate biographical information and background materials relating to potential candidates, and interviewing of selected candidates by members of the Corporate Governance Committee and the Board of Directors.

The Board of Directors and the Corporate Governance Committee believe that its membership should reflect the diversity of experience, background, skills, geography and gender required to meet its corporate governance, oversight and advisory functions in a way that is in the best interest of its shareholders. This includes ensuring that the Board of Directors has the expertise required to fulfill all of its legal and regulatory requirements, including the requirements for each of its committees.  Accordingly, in considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, the Corporate Governance Committee will consider numerous attributes, including those described above, as well as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry and experience that will complement the current members of the Board of Directors. The Corporate Governance Committee will also assess whether there is any conflict of interest with respect to the Company and the director nominee. The Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee. The Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of background, experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities and operate effectively.

The Corporate Governance Committee considers director nominee candidates from many sources, including shareholders. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Secretary of the Company in accordance with the instructions set forth later in this Proxy Statement under “Additional Information — Proposals for Year 2011 Annual Meeting of Shareholders.” The Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Compensation

The Company’s compensation program for non-employee directors is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board of Directors. The program is also intended to further align the interests of the directors with those of the shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The Compensation Committee periodically receives reports on the competitiveness of director compensation for non-employee directors from its independent compensation consultant, Compensation Strategies, and is responsible for recommending to the Board of Directors changes in director compensation. In November 2009, Compensation Strategies prepared a report regarding the annual equity awards made to directors.

Directors’ Fees.  Non-employee directors received the following fees in fiscal 2010: (i) an annual retainer fee of $30,000; and (ii) a fee of $10,000 for service as Audit Committee chair, $7,500 for service as Compensation Committee chair and $5,000 for service as Corporate Governance Committee chair.  These fees are payable in four quarterly installments.

During fiscal 2010, non-employee directors received $2,250 for each regular or special meeting of the Board of Directors attended in person and $1,000 for each telephonic meeting. Non-employee directors received $1,250 for each regular meeting attended in person of the Audit, Corporate Governance, Finance and Executive Committees, and $750 for each telephonic meeting. Non-employee directors received $1,250 for each Compensation Committee meeting at which executive or director compensation was approved, whether attended in person or telephonically, and $750 for all other meetings. All directors are reimbursed for reasonable expenses incurred in connection with all meetings.

Non-Employee Directors’ Equity Plan.  The 2007 Non-Employee Directors Equity Plan, adopted in November 2007, provides for the grant of (i) an annual equity award to each continuing non-employee director as of the date of the Company’s annual general meeting of shareholders and (ii) an equity award upon a new non-employee director’s initial election or appointment to the Board of Directors. In each case, the value, type and terms of such awards are approved by the Board of Directors based on the recommendation of the Compensation Committee. Non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units may be granted under the 2007 Non-Employee Directors Equity Plan. For fiscal 2010, each continuing director was granted 10,000 options to acquire shares of common stock of the Company which vest, subject to continuing service, ratably over four years following the grant date. Additionally, each director received restricted stock units valued at $25,000, based on the closing price of the Company’s common stock on the grant date. These units vest upon the one year anniversary of the date of grant. Pursuant to the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 7,500 shares of Company common stock or restricted stock units must elect to receive at least 60% of their annual retainer(s) in restricted shares of Company common stock or restricted stock units, at the Company’s discretion. Additionally, non-employee directors may elect to receive up to 100% of such retainer(s) in restricted shares of Company common stock or restricted stock units. The number of restricted shares of Company common stock or restricted stock units to be granted to a non-employee director is determined by (i) dividing (a) the U.S. dollar amount of the director’s annual retainer(s) elected to be received in the form of restricted stock or restricted stock units by (b) the fair market value of a share of the Company’s common stock on the date such fees are payable and (ii) rounding up to the nearest whole share of common stock. Non-employee directors are permitted to defer settlement of their restricted stock units until the earlier of their termination of service on the Board of Directors for any reason and a date specified by such director. Under the 2007 Non-Employee Directors Equity Plan 300,000 shares of common stock are authorized for issuance and, as of July 31, 2010, the Company had 75,042 shares available for future awards under the plan.

Director Compensation Table

The following table sets forth the compensation for the non-employee members of the Board of Directors for the fiscal year ended July 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)(3)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas G. Baxter(4)	$66,508	$24,992	$52,097	—	—	—	$143,597
Charles M. Brennan, III(4)	$68,291	$24,992	$52,097	—	—	—	$145,380
James A. Chiddix(4)	$49,258	$24,992	$52,097	—	—	—	$126,347
Charles B. Coe(4)	$67,008	$24,992	$52,097	—	—	—	$144,097
Stephen C. Coley(4)	$62,286	$24,992	$52,097	—	—	—	$139,375
Patricia L. Higgins(4)	$57,008	$24,992	$52,097	—	—	—	$134,097

(1)
Under the 2007 Non-Employee Directors Equity Plan, non-employee directors who do not beneficially own at least 7,500 shares of Company common stock or restricted stock units (“RSUs”) must elect to receive at least 60% of their annual retainer(s) in restricted shares of common stock or restricted stock units, at the Company’s discretion. Additionally, the non-employee directors may elect to receive up to 100% of such retainer(s) in restricted shares of common stock or restricted stock units. The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of restricted shares for the annual retainer(s) which the director elected to receive in restricted shares during fiscal 2010. There were no annual retainer fees which were required to be paid in restricted shares during fiscal 2010. For fiscal 2010, the total number of restricted shares and aggregate grant date fair value which were elected to be paid in shares and therefore included in this column is as follows: Charles M. Brennan, III, 3,912 shares having an aggregate grant date fair value of $40,032 and Stephen C. Coley, 3,423 shares having an aggregate grant date fair value of $35,028.

(2)
As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock and option awards granted during fiscal 2010 computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (“FASB ASC 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). The stock awards exclude the amounts a director elected to receive in restricted shares or RSUs as described in footnote (1) above. Each RSU entitles the recipient to one share of the Company’s common stock upon settlement. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, regarding assumptions underlying valuation of equity awards.

(3)
The following table shows the grant date fair value of shares of restricted stock, RSUs and stock options granted to directors during fiscal 2010 computed in accordance with FASB ASC 718. See Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, regarding assumptions underlying valuation of equity awards.

Name	Grant Date	Grant Date Fair Value of Restricted Stock/Units Awards ($)	Grant Date Fair Value of Stock Option Awards ($)(4)

Thomas G. Baxter	11/24/2009	$24,992	$52,097

Charles M. Brennan, III	07/27/2009	$10,005	—
	10/26/2009	$10,014	—
	11/24/2009	$24,992	$52,097
	01/25/2010	$10,001	—
	04/26/2010	$10,012	—

James A. Chiddix	11/24/2009	$24,992	$52,097

Charles B. Coe	11/24/2009	$24,992	$52,097

Stephen C. Coley	07/27/2009	$8,753	—
	10/26/2009	$8,765	—
	11/24/2009	$24,992	$52,097
	01/25/2010	$8,751	—
	04/26/2010	$8,759	—

Patricia L. Higgins	11/24/2009	$24,992	$52,097

(4)	As of July 31, 2010, each non-employee director had the following aggregate number of outstanding unvested RSUs and outstanding unexercised stock options:

Name	Outstanding Unvested Restricted Stock/Units	Outstanding Stock Options*
Thomas G. Baxter	3,805	34,667
Charles M. Brennan, III	3,805	44,000
James A. Chiddix	2,906	25,000
Charles B. Coe	2,906	34,834
Stephen C. Coley	2,906	41,000
Patricia L. Higgins	2,906	22,604

* Includes vested and unvested stock options.

Compensation Committee Interlocks and Insider Participation

Thomas G. Baxter, Charles B. Coe and Patricia L. Higgins are members of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the Company’s Board members who serve as executive officers of those other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for establishing the Company’s overall executive compensation philosophy and overseeing the Company’s executive compensation program in accordance with its charter.  This charter is available on the Company’s website at www.dycomind.com.  The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the New York Stock Exchange corporate governance listing standards and the Company’s Corporate Governance Guidelines.

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation principles and objectives of the Company’s executive compensation program;

•	the material elements of the Company’s executive compensation program and the process the Compensation Committee uses for making executive compensation decisions; and

•	information about the fiscal 2010 compensation earned by the following executive officers (the “Named Executive Officers”):

•	Steven E. Nielsen, President and Chief Executive Officer;

•	H. Andrew DeFerrari, Chief Financial Officer;

•	Timothy R. Estes, Executive Vice President and Chief Operating Officer; and

•	Richard B. Vilsoet, Vice President, General Counsel and Secretary.

Compensation Principles and Objectives

The Company’s executive compensation program is designed to promote the long-term success of the Company and to increase shareholder value. It rewards executive officers who contribute to the Company’s sustained growth and successful attainment of strategic goals with total compensation that is comparable to those companies with which the Company competes for executive talent. The executive compensation program has been designed to:

•	attract, motivate and retain high quality executives;

•	align the financial interests of those executives with the financial interests of the Company’s shareholders;

•	reward executive actions that support the Company’s business goals and enhance long-term shareholder returns; and

•	promote a culture of Company ownership.

To accomplish the objectives set forth above, the Compensation Committee has structured the compensation program to include the following elements:

•	base salaries, which attract, retain and motivate key executives;

•
annual cash incentive awards, which hold executives accountable for annual performance, align executives’ interests with those of shareholders and focuses executives on generating revenues, operating earnings and cash flow; and

•	equity-based compensation, which aligns executives’ interests with those of shareholders, holds executives accountable for long-term performance and encourages ownership of Company stock.

As discussed below, overall levels of executive compensation are established based on an assessment of the Company’s performance as a whole. Individual executive compensation is determined based on an assessment of the performance of the Named Executive Officer and the compensation levels of the Company’s peer group. Variation in compensation among the Named Executive Officers reflects the different roles, responsibilities, and performance of the Named Executive Officers as well as their relative value in relation to similarly situated executive officers of the Company’s peer group with which the Company competes for talent. These factors are the basis of the Compensation Committee’s decision regarding determinations of base salary, annual cash incentive awards and long-term equity awards.

Role of the Compensation Committee

The Compensation Committee participates in the design of the executive compensation program and is responsible for adopting and periodically reviewing the Company’s executive compensation philosophy, strategy and principles, and overseeing the administration of the program. In addition, the Compensation Committee annually reviews and approves compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Named Executive Officers are made by the Compensation Committee in accordance with the methodology described below.

To assist the Compensation Committee in making its compensation decisions, management prepares detailed information for certain of the Compensation Committee meetings, which indicates, among other things, the base salary and compensation payouts, both cash and equity, under the Company’s incentive plans over an extended period of years. This information also presents the potential payments to each of the Named Executive Officers under various performance scenarios. The overall purpose of this information is to present, in a unified fashion, all of the elements of actual and potential future compensation that may be payable to the Named Executive Officers. This single presentation assists the Compensation Committee in analyzing the individual elements of compensation (including the compensation mix) and the total amount of actual and potential future compensation for a particular performance year.

The Compensation Committee also reviews information regarding the Company’s peer group, as well as other compensation data, which has been provided by the Committee’s independent compensation consultants, as described below. The Compensation Committee considers the following factors in setting the target total direct compensation for each Named Executive Officer:

•	the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions to the Company’s performance;

•	recommendations from senior management (other than for the Chief Executive Officer); and

•	whether the components of a Named Executive Officer’s compensation align with the executive compensation program’s overall objectives.

In addition to its responsibilities with respect to executive compensation, the Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the form and amount of compensation of the Company’s non-management directors.

Role of Compensation Consultant and Market Review

The Compensation Committee possesses the authority under its charter to hire outside advisors to provide the Compensation Committee with information as needed in making compensation decisions. Typically, the Compensation Committee engages an independent compensation consultant to conduct a compensation benchmarking study no less than once every two years for the Named Executive Officers. The Compensation Committee retained Compensation Strategies beginning in January 2008 to advise it in connection with setting compensation for the Named Executive Officers for fiscal 2009. The decisions with respect to determining the amount or form of compensation under the Company’s executive compensation programs are made by the Compensation Committee and reflect judgments by the Compensation Committee based in part on the information and advice provided by Compensation Strategies.

In connection with its engagement for fiscal 2009, Compensation Strategies provided market compensation data based upon a peer group of companies (the “Peer Group”). The Peer Group consisted of the following 20 companies from the specialty construction and engineering services industry possessing annual revenues ranging from $445 million to $12.1 billion:

Michael Baker Corporation	MasTec, Inc.
Chicago Bridge & Iron Company N.V.	Matrix Service Company
Emcor Group Inc.	McDermott International, Inc.
Foster Wheeler AG.	Perini Corporation
Global Industries, Ltd.	Pike Electric Corporation
Granite Construction Inc.,	Quanta Services, Inc.
Insituform Technologies, Inc.	Shaw Group Inc.
Integrated Electrical Services, Inc.	Tetra Tech, Inc.
Jacobs Engineering Group Inc.	URS Corporation,
KBR, Inc.	Willbros Group, Inc.

These companies were selected as they represent a group of companies with which the Company competes for executive talent. Market data for the Peer Group was size-adjusted using statistical regression analysis to remove significant swings between raw data points, and to construct market pay levels commensurate with the Company’s revenues. This data was used by the Compensation Committee to benchmark executive compensation and evaluate the Company’s cash incentive and equity compensation mix and levels for fiscal 2009 based on then-current compensation practices and trends.

The Compensation Committee, together with its compensation consultants, periodically reviews the composition of the Peer Group and updates it based on available market data. During May 2010, in connection with determining compensation for fiscal 2011, the Compensation Committee, together with Compensation Strategies, reviewed the companies in the Peer Group.  Based on this review, upon the recommendation of Compensation Strategies, the Peer Group was modified by removing the following companies:

Jacobs Engineering Group, Inc.
KBR, Inc.
URS Corporation

and by adding the following companies:

Comfort Systems USA, Inc.
Exterran Holdings, Inc.
MYR Group, Inc.
Primoris Services Corp.
Team, Inc.

The annual revenues of the companies removed from the Peer Group had increased substantially since the prior benchmarking study and were now considered to be too large.  The newly added companies, which have annual revenues ranging from approximately $470 million to $2.7 billion, are more comparable to the Company and were included in the Peer Group so that the Peer Group was maintained at a size appropriate for meaningful comparisons.

In the years that the Compensation Committee does not commission a benchmarking study, it establishes compensation targets for our Named Executive Officers by utilizing the prior year’s compensation amounts, generally adjusting base salaries to reflect inflation. No benchmarking study was prepared in connection with the fiscal 2010 compensation decisions. However, in May 2009, Compensation Strategies provided a report on trends to the Compensation Committee to assist the Compensation Committee in the executive compensation process for fiscal 2010.  While this report did not contain the analysis or the level of detail of the formal benchmarking study used in determining fiscal 2009 compensation (and as a result, the Compensation Committee did not base its compensation decisions for fiscal 2010 on any formal benchmarks or percentiles of executive compensation within the Peer Group), it provided a review of the current executive compensation environment, including expected movements in market compensation levels in reaction to then-current economic conditions based on a variety of third-party industry sources, as well as Compensation Strategies’ own proprietary information.

At the direction of the Compensation Committee, in August 2009, Compensation Strategies reviewed the Company’s long-term incentive plans and equity award practices with respect to the effects of ongoing volatility in public company stock prices and the effect on the Company’s equity compensation programs. In addition, in October 2009, Compensation Strategies reviewed the Chief Executive Officer and Chief Operating Officer’s annual incentive award opportunities and performance vesting restricted stock unit award structures and provided advice to the Compensation Committee.

Compensation Strategies provides services to the Compensation Committee related to executive compensation matters only.  Accordingly, for fiscal 2010, the aggregate amount of fees for additional services, not including consulting related to broad-based plans, provided by Compensation Strategies did not exceed $120,000.

Role of Executive Officers

In the first quarter of each fiscal year, the Company’s Chief Executive Officer meets with the Compensation Committee to discuss the prior year financial results and to evaluate and assess the performance of the other Named Executive Officers. This assessment, together with the Compensation Committee’s own judgment, taking into account the results of the most recent compensation benchmarking study, is used to evaluate the individual performance and compensation of those Named Executive Officers.  The Compensation Committee is solely responsible for evaluating the Chief Executive Officer’s performance and setting the level and components of his compensation. The Chief Executive Officer is not present when the Compensation Committee discusses and determines his compensation.

Executive Compensation Mix

Consistent with the objectives and principles of the executive compensation program, the program places a substantial amount of total executive compensation “at risk” based on the performance of the Company and the executive through the annual cash incentive program and equity-based compensation awards granted under the Company’s 2003 Long-Term Incentive Plan.

For fiscal 2010, based on the grant date fair value of equity awards, base salary was approximately 31% and 33% of the target total direct compensation, while at-risk, performance based compensation represented approximately 69% and 67% of target total direct compensation for Messrs. Nielsen and Estes, respectively.  Of the targeted at-risk performance based compensation, approximately 38% and 35% consisted of annual cash incentive awards and approximately 62% and 65% consisted of long-term equity-based incentive awards for Messrs. Nielsen and Estes, respectively.  Target total direct compensation is comprised of base salary, target annual incentive plan compensation and the grant date fair value of equity-based incentive awards. For target amounts of annual incentive plan compensation and equity-based incentive plan awards, see the Grant of Plan-Based Awards Table on page 37 of this Proxy Statement.  The equity-based incentive awards included stock options, time vesting restricted stock units and performance vesting restricted stock units.

For fiscal 2010, based on the grant date fair value of equity-based incentive awards, with respect to the Named Executive Officers other than Messrs. Nielsen and Estes, base salary was approximately 44% of total direct compensation, while at-risk, performance based compensation represented approximately 56% of total direct compensation, based on using the midpoint of their eligible cash incentive compensation range.  Of the at-risk performance based compensation, approximately 41% consisted of annual cash incentive awards, and approximately 59% consisted of at-risk, long-term equity-based incentive awards.  For Messrs. DeFerrari and Vilsoet, total direct compensation is comprised of base salary, cash incentive compensation and the grant date fair value of equity-based incentive awards. The eligible cash incentive compensation range for Messrs. DeFerrari and Vilsoet is 20% to 75% of base salary.  The equity-based incentive awards included stock options and time vesting restricted stock units.

Messrs. Nielsen and Estes received a greater percentage of performance based compensation than the other Named Executive Officers in order to reflect their relative significance in influencing the operations and performance of the Company.

Compensation and Risk

In addition to determining the compensation for the Named Executive Officers, the Compensation Committee evaluates risks and rewards associated with the Company’s overall compensation principles and structure.  Management and the Compensation Committee discuss those practices that identify and mitigate potential risks, as necessary.  With respect to the elements of compensation:

•	Base salary provides a fixed level of compensation irrespective of Company performance and therefore does not encourage risk-taking.

•	Annual cash incentives are designed to reward achievement of short-term performance objectives. Undue risk is mitigated through a combination of plan design which places a cap on the maximum annual cash incentive available to the Chief Executive Officer and the Chief Operating Officer, and Board of Directors and management procedures that place a cap on the maximum annual cash incentive awards that may be paid to the other Named Executive Officers.

•
Long-term equity compensation is administered in a number of ways to mitigate risk.  Specifically, the executive compensation program is designed to deliver a significant portion of an executive’s compensation in the form of long-term incentive opportunities which focuses the executive on maximizing long-term shareholder value and overall financial performance.  In addition, the Company has stock ownership requirements for the Named Executive Officers with respect to time vesting equity awards granted under the Company’s long-term incentive plan as described on page 33 of this Proxy Statement.  Performance restricted stock units are only settled if the Company achieves certain performance goals that are important drivers of long-term performance, and the maximum number of performance units that may be awarded with respect to an annual performance period or a three-year performance period is capped.  Named Executive Officers must also obtain approval from the Company’s General Counsel before the purchase or sale of any shares, including those contemplated during any window of time where trading is permitted. Requiring approval ensures that executives are unable to use non-public information for personal benefit.

The Compensation Committee reviewed and discussed the findings of the risk assessment with management and believes that the Company’s compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Major Compensation Components of the Executive Compensation Program and Analysis of 2010 Compensation Decisions

In order to achieve its objectives, the Compensation Committee has designed the executive compensation program for the Named Executive Officers to utilize three major compensation components:

•	annual base salary;

•	annual cash incentive awards; and

•	long-term equity-based incentives.

The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each of the other compensation components.

Annual Base Salaries.  Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, experience, prior record of achievement, and importance to the Company. Base salary levels are intentionally set to attract quality executives, to provide a fixed base of cash compensation, and to recognize the challenges and varied skill requirements of different positions.

Base salaries are reviewed annually and from time to time in connection with a promotion or other change in responsibility. The Chief Executive Officer submits written base salary recommendations to the Compensation Committee for the other Named Executive Officers. In making his recommendation, the Chief Executive Officer reviews each executive’s performance, market compensation levels for comparable positions, the executive’s potential attractiveness to other companies, and the overall financial health and performance of the Company. The

Compensation Committee reviews the Chief Executive Officer’s recommendations for Named Executive Officers (other than the Chief Executive Officer), and together with its own judgments, sets actual base salaries relative to the recommendations. Periodically, the Compensation Committee utilizes a study of market compensation levels prepared by an independent compensation consultant in order to evaluate the executives’ base salaries and the Chief Executive Officer’s recommendations.

The Compensation Committee directly sets the base salary for the Chief Executive Officer. In so doing, the Committee reviews the performance of the Chief Executive Officer, market compensation levels as set forth in the independent compensation consultant’s most recent study and other relevant information. In addition, the Committee reviews the results of any assessment of the Chief Executive Officer’s performance resulting from a formal survey of all of the Company’s directors which is conducted from time to time and informal communications from any of the Company’s directors.

At a meeting in August 2009, the Compensation Committee determined the fiscal 2010 annual base salaries for the Named Executive Officers. The base salary increases for the Named Executives Officers for fiscal 2010 were 2.7% for Mr. Nielsen, 4.6% for Mr. DeFerrari, 2.5% for Mr. Estes and 2.5% for Mr. Vilsoet. The increases for Messrs. Nielsen, Estes and Vilsoet primarily reflect an adjustment over the prior year’s base salary consistent with industry base salary increases generally of between the 2% and 3%, based on the survey data described in the above-referenced report on trends prepared by Compensation Strategies. The increase for Mr. DeFerrari recognized his growing importance to and increased tenure with the Company, and also better reflected the market for Mr. DeFerrari’s position as evidenced in the benchmarking study carried out by Compensation Strategies in fiscal 2008. The base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 35 of this Proxy Statement.

Annual Cash Incentives.  Named Executive Officers are provided annual cash incentive award opportunities in order to recognize and reward individual performance that meaningfully enhances the operations of the Company during a fiscal year. Awards are designed to communicate to executives that good performance is recognized and valued. Furthermore, the Company believes annual cash incentive awards strongly encourage executives to continuously improve their efforts to enhance the Company’s short-term performance.

Annual Cash Incentive Awards — Named Executive Officers (other than Chief Executive Officer and Chief Operating Officer).  The Compensation Committee currently includes the annual cash incentive awards for both the Chief Executive Officer and the Chief Operating Officer under the Company’s annual incentive plan described under “— Annual Incentive Plan — Chief Executive Officer and Chief Operating Officer” below in order to qualify such amounts as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. References under this subheading to other Named Executive Officers exclude the Chief Executive Officer and the Chief Operating Officer.

Each fiscal year, the Chief Executive Officer prepares a written report to the Compensation Committee recommending annual cash incentive awards for each of the other Named Executive Officers. The Chief Executive Officer’s recommendations result from a two-step analysis. First, the overall financial performance of the Company is evaluated in order to determine the appropriate level of total annual cash incentive awards for all eligible employees, including the other Named Executive Officers. Second, the Chief Executive Officer evaluates the individual performance of the other Named Executive Officers against ranges of annual award opportunities that were established at the beginning of the fiscal year and correspond to minimum and maximum percentages of base salary. The purpose of this process is to ensure that individual awards reflect an appropriate balance between the overall financial performance of the Company and the individual executive’s performance. Generally, maximum annual cash incentive awards to the other Named Executive Officers have been capped at 50% of base salary. Based on a review of the Peer Group, this cap was increased to 75% of base salary beginning for fiscal 2010.

The Chief Executive Officer presents his evaluation of the individual performance of the other Named Executive Officers and his recommendations regarding the annual cash incentive compensation for each of those officers to the Compensation Committee. This evaluation has elements of subjectivity and depends on an overall analysis of the effectiveness of the individual executive and his or her ability to meet Company expectations. The Compensation Committee then conducts its own deliberations and approves the final annual cash incentive compensation, if any. Any cash incentives resulting from this process are discretionary and subjectively determined.

After discussing the recommendations of the Chief Executive Officer, the Compensation Committee approved the fiscal 2010 awards for Messrs. DeFerrari and Vilsoet in October 2010. The annual cash incentive awards paid to Messrs. DeFerrari and Vilsoet were 11% of those officers’ fiscal 2010 base salaries and are set forth in the “Bonus” column of the Summary Compensation Table on page 35 of this Proxy Statement. Annual cash incentive award payments were made in October, following the conclusion of the Company’s financial statement audit.

Annual Incentive Plan — Chief Executive Officer and Chief Operating Officer.  In October 2009, the Compensation Committee established the performance goals of the fiscal 2010 performance based cash incentive opportunity for the Chief Executive Officer and the Chief Operating Officer under the Company’s annual incentive plan.

Annual incentive plan compensation is derived from performance measures that are established by the Compensation Committee within 90 days of the beginning of each fiscal year in order to qualify such compensation as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Accordingly, the Chief Executive Officer’s and Chief Operating Officer’s annual incentive plan compensation may be reduced (but not increased) by the Compensation Committee through the exercise of its discretion. Compensation paid under the annual incentive plan is designed to be “at risk” based on the performance of the Company and has exhibited significant variability from year to year. Over the last three fiscal years, the payout to the Chief Executive Officer has ranged from 20% to 84% of base salary and the payout ratio for the Chief Operating Officer has ranged from 24% to 60% of base salary.

For fiscal 2010, the award opportunity under the annual incentive plan comprised two components:

•	First Component: This component is based on the operating earnings, contract revenues and cash flows of the Company.

•	Second Component: This component is based on the operating earnings and contract revenues of the Company coupled with achievement of certain non-financial performance measures.

The performance measures established by the Compensation Committee under both components of the annual incentive plan for fiscal 2010, the target percentage of base salary and the range of potential payouts thereunder, and the total award caps were, in each case, the same as those established by the Compensation Committee for Mr. Nielsen and Mr. Estes for fiscal 2009. At the time the Compensation Committee determined the performance criteria for fiscal 2010, it capped the maximum award under the annual incentive plan to Mr. Nielsen at 170% of his base salary and Mr. Estes at 140% of his base salary.  In addition, each of the two components of the plan was subject to a cap as described below. The amount earned under each of the components can be reduced at the discretion of the Compensation Committee. The two components of the annual incentive plan are described in more detail below.

For fiscal 2010, the range of potential payouts and the actual amounts awarded under the annual incentive plan were as follows:

	Target Percentage of Base	Range of Potential Payout		Actual	Actual Award as a Percentage of Base
Name	Salary	Minimum	Maximum	Award	Salary

Steven E. Nielsen	85%	$0	$1,275,000	$150,000	20%
Timothy R. Estes	70%	$0	$717,500	$125,000	24%

First Component of Annual Incentive Plan

The performance measures established by the Compensation Committee for the first component of the annual incentive plan for fiscal 2010 applied a pre-established payout ratio to the Company’s operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage (2.5%) of contract revenues. The payout percentage varied as a function of the Company’s cash flow ratio, which was measured as the ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements).

The range of pre-established payout percentage was as follows:

	Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
Cash Flow Ratio	Steven E. Nielsen	Timothy R. Estes

less than 1.00	2.40%	1.40%
1.00 to 1.49	2.90%	1.70%
1.50 to 2.00	3.40%	2.00%
greater than 2.00	3.90%	2.30%

The use of a threshold amount ensured that the Company’s performance exceeded a pre-established level before any award was earned by the Chief Executive Officer or the Chief Operating Officer. Thus, under this component of the plan, no incentive is earned unless this base level of annual performance has been achieved. The reliance on cash flow and earnings measures in determining the payout amount reflects the importance to the Company of both operating margins and cash flows.

As designed, the fiscal 2010 performance criteria provided that acceptable margins without solid cash flows resulted in a reduced award payment, while solid cash flows absent acceptable margins would result in no award payment at all. Once the threshold percentage of 2.5% of contract revenues is met, only incremental earnings generate an award payout. The use of both operating earnings and cash flow as performance criteria ensures that only high-quality earnings result in the payout of awards, as both income statement and balance sheet performance is required. The maximum cash incentive award under the first component of the plan was capped at 130% of base salary for Mr. Nielsen and 110% of base salary for Mr. Estes. Additionally, Mr. Nielsen would not earn an award under this component if the award, as calculated under the established performance criteria, was less than 10% of his base salary for fiscal 2010.

Because the Company’s qualifying earnings for fiscal 2010 were below the threshold percentage of 2.5% of contract revenues, there were no eligible operating earnings under the first component of the annual incentive plan. As a result, for fiscal 2010, there was no payout for the first component of the annual incentive plan for Mr. Nielsen or Mr. Estes.

Second Component of Annual Incentive Plan

The performance measure established by the Compensation Committee for the second component of the plan was operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage (1%) of contract revenues. If this threshold is attained, a maximum payout of 40%, with respect to Mr. Nielsen, and 30%, with respect to Mr. Estes, of annual base salary was established. Although the amount available under this component of the plan is driven by objective performance measures, the Compensation Committee also established a number of non-financial performance measures to evaluate and determine whether Mr. Nielsen and Mr. Estes were to be awarded an amount under this component.

This performance measure is summarized in the following table:

	Pre-established Payout Percentage of Annual Base Salary
Operating Earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements)	Steven E. Nielsen	Timothy R. Estes

Less than or equal to 1% of Contract Revenues	0%	0%
Greater than 1.00% of Contract Revenues (maximum payout percentage)	40%	30%

The non-financial performance measures that the Compensation Committee established in October 2009 as part of this second component of the annual incentive plan were based upon objectives, expected actions, estimated impact and responsibilities for increasing the Company’s long-term competitiveness and growth opportunities, while improving margins through cost reduction.  The actions to be taken in connection with these objectives included broadening the value of our intellectual property portfolio and exploiting and developing a commercialization effort using our intellectual property.  The Compensation Committee considers these non-financial performance objectives in making a subjective determination regarding an award under this component of the annual compensation plan.

Fiscal 2010 operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) exceeded the threshold of 1% of contract revenues, which meant that Messrs. Nielsen and Estes were eligible for a payout under the second component of the annual incentive plan. Based on the Compensation Committee’s review of the non-financial performance objectives and its determination of the achievement of the objectives, the Compensation Committee applied an actual payout ratio of 20% and 24% of the annual base salary for Messrs. Nielsen and Estes, respectively, which resulted in an award of $150,000 and $125,000 for Messrs. Nielsen and Estes, respectively. The award represented a payment of 50% and 81% of the maximum amount available under this component to Mr. Nielsen and Mr. Estes, respectively.

The actual annual incentive award paid to the Chief Executive Officer and Chief Operating Officer, as approved by the Compensation Committee, is set forth on the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35 of this Proxy Statement. Annual cash incentive award payments were made following conclusion of the Company’s financial statement audit.

Long-Term Equity Based Compensation

Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Company’s 2003 Long-Term Incentive Plan. The equity grants made to the Named Executive Officers have historically comprised a number of different equity based instruments awarded from time to time, including restricted stock, restricted units and stock options.  Each year, the determination of the mix of equity based instruments to be awarded is based on the Compensation Committee’s assessment of which share price appreciation based, and time based and performance based full value share awards, best achieve the Company’s executive compensation program’s objectives of:

•	linking incentive compensation to the Company’s performance;

•	creating long-term shareholder value;

•	aligning the financial interests of the Named Executive Officers with the financial interests of the Company’s shareholders; and

•	rewarding actions that enhance long-term shareholder returns.

In making this determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential shareholder dilution and other factors that may be relevant at the time.

Performance vesting restricted units focus on long-term operational performance, which creates shareholder value, while stock options and time vesting restricted stock units emphasize the Company’s commitment to shareholder return. Furthermore, long-term equity awards contain vesting provisions which are important to the retention of key executives.  The value of issued but unvested long-term equity awards meaningfully encourages executives to remain with the Company as leaving results in the forfeiture of any unvested value of previously accumulated long-term equity awards.

The Compensation Committee has generally made grants of long-term equity awards annually in December of each year to the Named Executive Officers.  However, performance vesting equity awards granted to the Chief Executive Officer and Chief Operating Officer have been made in October of each year to comply with Section 162(m) of the Internal Revenue Code.  In limited instances, long-term equity awards may also be granted to recognize outstanding performance during the year, at the initiation of employment for newly hired key executives, or upon renewal of employment agreements for existing key executives.  For Named Executive Officers, other than the Chief Executive Officer, individual long-term equity based awards are recommended by the Chief Executive Officer for consideration and approval by the Compensation Committee.

Based on the benchmarking study prepared by Compensation Strategies in fiscal 2008, the Compensation Committee set a 40%, 40% and 20% proportional allocation of stock options, performance vesting restricted stock units and time vesting restricted stock units for long-term equity incentives for the Chief Executive Officer and the Chief Operating Officer.  However, at the time the fiscal 2009 equity awards were made, based on an updated survey provided by Compensation Strategies, the Compensation Committee determined that a 20% weighting of performance vesting restricted stock units in the allocation for the fiscal 2009 equity awards was appropriate in light of the difficulty in determining appropriate performance goals in an ongoing uncertain economic environment and, in addition, such reduced weighting properly reflected the Company’s operating strategy of making significant investments in certain aspects of the Company’s business, which could further impact the ability to attain that year’s performance goals. As a result, for fiscal 2009, the Compensation Committee set a 60%, 20% and 20% proportional allocation of stock options, performance vesting restricted stock units and time vesting restricted stock units for the fiscal 2009 equity awards made to the Chief Executive Officer and the Chief Operating Officer. Based on work done by Compensation Strategies, the Compensation Committee believed that for fiscal 2010, the 60%, 20% and 20% allocation between stock options, performance vesting restricted units and time vesting restricted stock units was consistent with evolving long-term equity based compensation trends among the Peer Group, and also provided an appropriate balance of share price appreciation, performance and retention elements of long-term equity based compensation.  Because of the volatility in the Company’s stock price at the time of the fiscal 2010 grant, the actual number of shares awarded was determined by dividing the dollar level of the award approved by the Compensation Committee by an average of the closing price of the Company’s common stock for the 45 trading days ending two days prior to the date of grant.

The Compensation Committee also determined that the fiscal 2010 equity awards to be made to the Named Executive Officers other than the Chief Executive Officer and the Chief Operating Officer would be comprised of stock options and time vested restricted stock units only.  This determination, which was consistent with the Compensation Committee’s determination not to award performance vesting restricted stock units to such Named Executive Officers as part of the fiscal 2009 equity awards, reflected the Compensation Committee’s continued view that stock options were better suited to retaining and rewarding the performance of these executives given the uncertain economic environment and the impact that may have on the probability of any award of performance based restricted stock units vesting.

As a result of the factors discussed above, in December 2009, the Compensation Committee granted awards to Messrs. DeFerrari and Vilsoet under the 2003 Long-Term Incentive Plan consisting of (i) stock options which vest ratably on the four subsequent anniversaries of the grant date and (ii) time vesting restricted stock units which vest ratably on the four subsequent anniversaries of the grant date. Based on the values provided to the Compensation Committee by Compensation Strategies, these equity awards of time vesting restricted stock units and options resulted in an equity incentive allocation of 24% restricted stock units and 76% stock options.  Continued employment at the time of vesting is required for both the time vesting restricted stock unit awards and the stock options.

Stock Options.  Stock options are a contract between the company and the option holder, which represent the opportunity to purchase shares of the Company’s common stock at a fixed price at a future date. This generally aligns the Named Executive Officers’ incentives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of grant. Stock options also inherently reward performance, as it is the Company’s performance over an extended period that causes the value of its common stock, and the value of the stock options, to increase.

In December 2009, stock options having an aggregate grant date value of approximately $1,488,740 based on the Black-Scholes model valuation were granted to the Named Executive Officers at an exercise price equal to the closing price of the underlying Company common stock on the grant date. These stock options vest ratably on the four subsequent anniversaries of the grant date and outstanding stock options are no longer exercisable upon the termination of the Named Executive Officer. The value of the individual stock option grants received by the Named Executive Officers was approximately 90% and 85% of each executive’s base salary for Messrs. Nielsen and Estes, respectively, and approximately 56% and 57% of base salary for Messrs. DeFerrari and Vilsoet respectively. Information regarding stock options awarded during fiscal 2010 is shown in the Grant of Plan-Based Awards Table on page 37 of this Proxy Statement.

Time Vesting Restricted Stock Units.  A time vesting restricted stock unit is an award that converts into shares of the Company’s common stock on a one-for-one basis once a time-based vesting requirement is met.  The 2003 Long-Term Incentive Plan provides for the issuance of time vesting restricted stock units that vest in equal installments on the first, second, third and fourth anniversaries of the date such units are granted, so long as the employee remains employed by the Company on the vesting date. These awards are not subject to performance conditions, but are designed to enhance retention of senior executives by rewarding continued employment, as leaving the Company results in the forfeiture of the unvested awards. This retention effect is further enhanced as the price of the Company’s common stock increases.

Because the value of time vesting restricted stock units increases as the market value of the Company’s common stock increases, time vesting restricted stock units also provide incentive for award recipients to drive performance that leads to improvement in the market value of the Company’s common stock. The shares of common stock received upon vesting of the time vesting restricted stock units are subject to shareholding requirements, see “Shareholding Requirements” on page 33 of this Proxy Statement.

In December 2009, time vesting restricted stock units having an aggregate grant date value of approximately $397,575 were granted to Mr. Nielsen, Mr. Estes, Mr. DeFerrari and Mr. Vilsoet. The value of the individual grants received by the Named Executive Officers was approximately 23% and 21% of each executive’s base salary for Messrs. Nielsen and Estes, respectively, and approximately 18% of base salary for each of Messrs. DeFerrari and Vilsoet.

The number of units granted to these Named Executive Officers was determined by dividing the value granted by the closing price of the Company’s common stock on the date of grant of the units. Information regarding the fair value and the number of time vesting restricted stock units that the Named Executive Officers were granted in December 2009 is shown in the Grant of Plan-Based Awards Table on page 37 of this Proxy Statement. Information regarding the number of shares of time vesting restricted stock units and the value realized on vesting in fiscal 2010 is shown in the Option Exercises and Stock Vested Table on page 41 of this Proxy Statement.

Performance Vesting Restricted Stock Units — Chief Executive Officer and Chief Operating Officer.  In October 2009, an award of performance vesting restricted stock units was made to the Chief Executive Officer and the Chief Operating Officer. The performance vesting restricted stock units are awards that convert into shares of the Company’s common stock on a one-for-one basis when certain pre-established vesting criteria are met.  Performance vesting restricted stock units vest in three annual installments beginning on the anniversary of the date of grant subject to the Company achieving annual pre-tax income and operating cash flow goals (the “Annual Goals”) pre-established by the Compensation Committee for each of fiscal years 2010, 2011 and 2012. Upon the satisfaction of the relevant vesting requirements (as discussed below), each performance vesting restricted stock unit is settled for one share of Company common stock.

For the annual long-term equity awards to vest, the Company’s operating earnings (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) must exceed certain pre-established targets, which are set forth as a percentage of contract revenue. If such earnings are less than or equal to 2.5% of contract revenues, no annual award will vest and, subject to reduction as described below, 100% of the potential award will vest if such earnings equal or exceed 5.0% of contract revenues. For qualifying earnings between these amounts the percentage of the potential award vesting is interpolated between zero and 100%. The amount of annual performance share units subject to vesting each year will be reduced to 75% of the award otherwise earned if the ratio of operating cash flow for the fiscal period is less than net income for the period (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements).

The components of the Annual Goals and the potential annual payout of performance vesting restricted stock units are summarized as follows:

Fiscal Year Qualifying Earnings	Potential Vesting Percentage	Fiscal Year Ratio of Operating Cash Flow to Qualifying Net Income	Award Payout Percentage

2.5% or less of Contract revenue	None	—	—

2.51% to 4.99% of Contract revenue	0.1% to 100%	Less than 1.0 1.0 or greater	75% 100%

5.0% or more of Contract revenue	100%	Less than 1.0 1.0 or greater	75% 100%

Due to the vesting requirements and the general uncertainty regarding the economy, including the industry in which the Company operates, the likelihood that the pre-established targets described above will be achieved may vary greatly from time to time.  The use of a threshold amount ensured that performance exceeded a pre-established level before any award is earned. The reliance on earnings and cash flow measures in determining the level of vesting reflects the importance of both operating margins and cash flows. Similar to the annual incentive plan, no award is earned absent acceptable margins and the level of award is reduced if the pre-established cash flow criteria are not met. The use of both operating earnings and cash flow as performance criteria ensure that both income statement and balance sheet performance are required to earn the maximum award.  The Compensation Committee believes that performance targets are set at a level consistent with superior performance.

In addition to the performance units earned when Annual Goals are met, the Chief Executive Officer and the Chief Operating Officer may each earn supplemental units if the Company achieves cumulative qualifying earnings and operating cash flow ratio goals based on the previous three fiscal years (the “Three Year Goals”).

If the Three Year Goals are achieved, the Chief Executive Officer and the Chief Operating Officer will each vest in additional restricted stock units of up to 100% of the number of restricted stock units vesting in that fiscal year upon the satisfaction of the relevant Annual Goals. Vesting of these supplemental units only occurs if cumulative operating earnings for the three year period (before asset impairments, performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements) exceed certain pre-established targets, which are set forth as a percentage of contract revenue. If such cumulative qualifying earnings for the three year period are more than 7.51% of cumulative contract revenues for the period but less than 10% of cumulative contract revenue for the period, a supplemental award of 50% of the target annual units will be earned so long as cumulative operating cash flow for such period is greater than cumulative net income (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt and termination of debt agreements) for the period. If such cumulative qualifying earnings for the three year period are 10.01% or more of cumulative contract revenues for the period, a supplemental award of 100% of the target annual units will be earned so long as cumulative operating cash flow for such period is greater than cumulative net income (before asset impairments, amounts recorded for performance vesting restricted units and amounts associated with the extinguishment of debt and termination of debt agreements) for the period. No supplemental units will vest if such operating cash flow is not equal to or greater than such net income, in each case as measured over the same cumulative three year period.

The components of the Three Year Goals and the potential payout of performance vesting restricted stock units are summarized as follows:

Cumulative Qualifying Earnings for the Applicable Three Year Period	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income for the Applicable Three Year Period	Supplemental Payout Percentage

7.51% to 10.00% of Contract revenue	Less than 1.0 1.0 or greater	0% 50%

10.01% of Contract revenue or greater	Less than 1.0 1.0 or greater	0% 100%

Supplemental units are earned only in a fiscal year for which units are awarded for meeting the Annual Goals. Consequently, strong prior performance does not ensure vesting if unaccompanied by current fiscal year performance. The three-year performance required to earn supplemental units is meaningfully more difficult than that required to earn an annual award and would only be triggered by operating earnings and cash flow performance that is significantly better than that of fiscal 2010. The performance criteria selected, operating margin and cash flow, require both income statement and balance sheet performance. These performance criteria provide that good margins without acceptable cash flows result in reduced vesting of the annual awards or the elimination of vesting of any supplemental awards, while acceptable cash flows absent acceptable margins result in no vesting. Applying these criteria historically for the last seven years would have resulted in partial vesting of supplemental units at 50% in two years and no vesting in five of the years.

The awards of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer for fiscal 2010 totaled $341,444 in share value (based on the closing price of a share of Company common stock on the date of grant, October 8, 2009, and the target award under the grant). This amount represented 27% of their aggregate base salaries, with the Chief Executive Officer receiving 28% of his base salary in the form of performance vesting restricted stock units and the Chief Operating Officer receiving 25% of his base salary in the form of performance vesting restricted stock units. For both the Chief Executive Officer and the Chief Operating Officer, the share values granted were converted into a specific target number of performance share units by dividing the share values granted by the average closing price of the Company’s common stock for a 45-day period ending two days prior to the day of the Compensation Committee’s grant of the units for the 2010 performance period.

Based on fiscal 2010 results, qualifying earnings were less than 2.5% of contract revenues.  Therefore, the Chief Executive Officer and the Chief Operating Officer will not vest in any of their respective target annual awards under the fiscal 2010 grants of performance based restricted stock units.

Mr. Nielsen and Mr. Estes were granted awards of performance based restricted stock units in fiscal 2009 and 2008. The annual goals under the fiscal 2009 and 2008 awards are the same as those set forth above with respect to the fiscal 2010 awards. The three- year goals under the fiscal 2009 and 2008 awards are also the same as those set forth above for the fiscal 2010 awards, except to the extent that the three year measurement period is determined by the fiscal year of the grant. Based on fiscal 2010 performance, Messrs. Nielsen and Estes will not vest in any shares of common stock under the fiscal 2009 and 2008 grants of performance based restricted stock units. Based on fiscal 2010 results, no supplemental awards were earned under the fiscal 2010, 2009 or 2008 grants of performance vesting restricted units.

Information regarding the fair value and the number of performance vesting restricted stock units granted to the Chief Executive Officer and Chief Operating Officer in fiscal 2010 is shown in the Grant of Plan-Based Awards Table on page 37 of this Proxy Statement.

Performance Vesting Restricted Stock Units — Other Named Executive Officers.  No performance vesting restricted stock units were granted to Mr. DeFerrari or Mr. Vilsoet in fiscal 2010 or fiscal 2009.  Mr. DeFerrari and Mr. Vilsoet were granted awards of performance based restricted stock units in fiscal 2008. The annual goals under the fiscal 2008 awards are the same as those set forth above with respect to the fiscal 2010 awards of Messrs. Nielsen and Estes. The three-year goals under the fiscal 2008 awards are also the same as those set forth above for the fiscal 2010 awards of Messrs. Nielsen and Estes, except to the extent that the three-year measurement period is determined by the fiscal year of the grant.  Based on fiscal 2010 performance, Messrs. DeFerrari and Vilsoet will not vest in any shares of common stock under the fiscal 2008 grants of performance based restricted stock units and no supplemental awards were earned under those grants.

Other Benefits

The Company provides employees with a range of retirement and health and welfare benefits that are designed to assist us in attracting and retaining employees and to reflect the competitive practices of the companies in the Peer Group. The Named Executive Officers are eligible for the following benefits:

401(k) Plan.  The Company maintains a tax qualified deferred contribution retirement plan (the “401(k) Plan”) that covers substantially all of our salaried and hourly employees. Each of the Named Executive Officers participates in the 401(k) Plan. Participants may contribute up to 15% of their compensation on a before-tax basis into their 401(k) Plan accounts, subject to statutory limits. In addition, we match an amount equal to 30% for each dollar contributed by participants on the first 5% of their eligible earnings.

Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the “additions” that can be made to a participant’s 401(k) Plan account each calendar year. “Additions” include Company matching contributions, before-tax contributions made by a participant and participant after-tax contributions. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan.

The Company does not maintain any defined benefit pension plan, non-tax qualified supplemental retirement plan or non-tax qualified deferred compensation plan.

Health and Welfare Plans.  Active employee benefits such as medical, dental, life insurance and disability coverage are available to all salaried and hourly employees through our flexible benefits plan. Employees contribute to the cost of the benefits plan by paying a portion of the premium costs.

Named Executive Officers participate in the medical and dental plans on terms identical with those afforded all other employees. In addition, we provide certain key employees, including the Named Executive Officers, with additional life insurance and disability coverage at no cost to the individual. The amount paid on behalf of the

Named Executive Officers is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 35 of this Proxy Statement.

Severance and Change in Control Benefits

The Company provides for the payment of severance benefits to the Named Executive Officers upon certain types of employment terminations both prior to and following a change of control. In addition, the Company also provides for the vesting of certain equity based awards upon the occurrence of a change of control. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements negotiated with the Company. The terms and payment amounts reflect the Compensation Committee’s determination of competitive practices at those companies that we compete with for executive talent at the time the arrangements were entered into and were based, in part, on market information provided by its independent compensation consultants.

The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements upon the occurrence of certain events, is set forth under the Potential Payments upon Termination of Employment or Change of Control table beginning on page 42 of this Proxy Statement.

Shareholding Requirements

Beginning in fiscal 2006, awards of time vesting restricted stock and time vesting restricted stock units granted to the Named Executive Officers have been subject to shareholding requirements. As each grant vests, the executive is required to retain, on account with the Company’s stock transfer agent, one-half of the shares that have vested, net of shares withheld to pay taxes. The shareholding requirement continues until the shares on account are equal in value to the executive’s base salary then in effect. From that point forward, the executive is free to sell shares that vest subsequently, but must hold those shares previously on account so long as the executive remains employed by the Company. All restrictions on those shares held by the transfer agent lapse ninety days after an executive is no longer employed by the Company. None of the Named Executive Officers who have received awards of time vesting restricted stock or restricted stock units since fiscal 2006 have reached the shareholding requirement.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million for its named executive officers (excluding the Chief Financial Officer) employed on the last day of the fiscal year, unless certain specific performance criteria are satisfied. While the executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as performance based, the Compensation Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For fiscal 2010, all of the compensation paid to the Named Executive Officers was deductible for federal income tax purposes.

Internal Revenue Code Section 409A

Internal Revenue Code Section 409A (“Section 409A”) generally regulates most forms of nonqualified deferred compensation. The Company believes it is in compliance with Section 409A and the regulations promulgated thereunder.

Accounting Rules

The Compensation Committee takes into consideration the accounting treatment of equity incentive awards under FASB ASC 718 – Stock Compensation when determining the form and timing of equity grants to employees, including the Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing or amount of any particular grant of equity incentive award made to the Company’s employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended July 31, 2010.

The foregoing report has been furnished on behalf of the Board of Directors by the undersigned members of the Compensation Committee.

Compensation Committee

Thomas G. Baxter, Chair
Charles B. Coe
Patricia L. Higgins

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the next three highest paid individuals who were serving as executive officers during fiscal 2010 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(5) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Steven E. Nielsen	2010	$750,000	—	$329,466	$676,700	$150,000	—	$5,410	$1,911,576
President and Chief	2009	$730,000	—	$392,082	$300,748	$610,150	—	$5,354	$2,038,334
Executive Officer	2008	$705,000	—	$622,011	$241,500	$207,251	—	$4,342	$1,780,104

H. Andrew DeFerrari	2010	$340,000	$37,500	$59,850	$189,476	—	—	$4,799	$631,625
Senior Vice President	2009	$325,000	$113,750	$20,490	$85,928	—	—	$3,441	$548,609
and Chief Financial Officer	2008	$241,481	$100,000	$161,238	—	—	—	$2,445	$505,164

Timothy R. Estes	2010	$512,500	—	$203,354	$433,088	$125,000	—	$8,895	$1,282,837
Executive Vice	2009	$500,000	—	$235,254	$193,338	$301,901	—	$9,564	$1,240,057
President and Chief Operating Officer	2008	$480,000	—	$411,982		$138,193	—	$8,999	$1,039,174

Richard B. Vilsoet	2010	$333,125	$37,500	$59,850	$189,476	—	—	$4,767	$624,718
Vice President,	2009	$325,000	$113,750	$20,490	$85,928	—	—	$4,675	$549,843
General Counsel and Secretary	2008	$310,000	$108,500	$237,460	—	—	—	$4,149	$660,109

Lisa Aliperta(6)	2010	$20,769	—	—	—	—	—	$155,479	$176,248
Former Chief Accounting Officer	2009	$192,308	—	$137,366	—	—	—	$1,242	$330,916

(1)	Bonuses for the fiscal year ended July 31, 2010 were paid in October 2010.

(2)
As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock and option awards granted during the relevant fiscal years computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). For performance based awards included in the stock awards column, the grant date fair value represents the probable outcome of the awards rather than the maximum potential value.  Please refer to “— Compensation Discussion and Analysis—Long-Term Incentive Compensation” included elsewhere in this proxy statement for a description of the stock options and time vesting and performance awards (see footnote 5 below for the maximum potential value of all stock awards). For information on the valuation assumptions used in these computations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2010.

The SEC’s disclosure rules previously required that we present stock and option award information for fiscal 2009 and 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards.  Recent changes in the SEC’s disclosure rules now require that we present the fiscal 2009 and 2008 stock and option award amounts above on a similar basis as the 2010 presentation using the grant date fair value of the stock and option awards granted during the corresponding year (regardless of the period or amount that is recognized in the financial statements, if any with respect to performance awards). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock and option awards in fiscal 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for the same persons in those years. As a result, each Named Executive Officer’s total compensation amounts for fiscal 2009 and 2008 differ from the amounts previously reported in our Summary Compensation Table for those years. The terms applicable to the stock awards and the option awards granted for the fiscal year ended July 31, 2010 are set forth below in the “Grant of Plan-Based Awards” table.

(3)	The incentive compensation award under the Annual Incentive Plan for fiscal year ended July 31, 2010 was paid in October 2010.

(4)
All Other Compensation for fiscal 2010 consists of (i) Company contributions to the Dycom Industries, Inc. Retirement Savings Plan (Mr. Nielsen — $3,551; Mr. DeFerrari — $3,040; Mr. Estes — $4,154; Mr. Vilsoet — $2,036); and (ii) premiums paid by the Company for group term life insurance and long-term disability (Mr. Nielsen — $1,859; Mr. DeFerrari — $1,759; Mr. Estes — $4,741; Mr. Vilsoet — $2,731; Ms. Aliperta — $113). Ms. Aliperta separated with the Company on September 1, 2009.  In addition to the premiums for group term life insurance and long-term disability paid prior to her separation, amounts for Ms. Aliperta in fiscal 2010 represent amounts paid pursuant to her separation agreement.

(5)
The maximum potential grant date fair value for the fiscal 2010 performance vesting restricted units for Mr. Nielsen and Mr. Estes was $424,463 and $258,426, respectively. The number of performance vesting restricted stock units that will vest could be as low as zero depending on performance over the relevant period and the value realized will depend on the stock price at the time of vesting.  The grant date fair value for the fiscal 2010 time vesting restricted units included in the Stock Awards column in the preceding table was as follows: Mr. Nielsen, $171,000; Mr. DeFerrari, $59,850; Mr. Estes, $106,875; and Mr. Vilsoet, $59,850.  No performance vesting restricted units were granted to Messrs. DeFerrari and Mr. Vilsoet during fiscal 2010.

(6)	Ms. Aliperta separated with the Company on September 1, 2009. Amounts for Ms. Aliperta in fiscal 2010 primarily relate to amounts paid pursuant to her separation agreement.

Grant of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of restricted stock units and stock options under the 2003 Long-Term Incentive Plan and the potential range of awards that were approved under the Annual Incentive Plan for the fiscal year ended July 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Options(4) (#)	Awards ($/sh)	Awards(5) ($)

Steven E. Nielsen	10/6/2009	$—	$637,500	$1,275,000	—	—	—	—	—	—	$—
	10/8/2009	—	—	—	130	17,325	34,650	—	—	—	$212,231
	12/16/2009	—	—	—	—	—	—	20,000	—	—	$171,000
	12/16/2009	—	—	—	—	—	—	—	125,000	$8.55	$676,700

H. Andrew DeFerrari	12/16/2009	—	—	—	—	—	—	7,000	—	—	$59,850
	12/16/2009	—	—	—	—	—	—	—	35,000	$8.55	$189,476

Timothy R. Estes	10/6/2009	$—	$358,750	$717,500	—	—	—	—	—	—	$—
	10/8/2009	—	—	—	79	10,548	21,096	—	—	—	$129,213
	12/16/2009	—	—	—	—	—	—	12,500	—	—	$106,875
	12/16/2009	—	—	—	—	—	—	—	80,000	$8.55	$433,088

Richard B. Vilsoet	12/16/2009	—	—	—	—	—	—	7,000	—	—	$59,850
	12/16/2009	—	—	—	—	—	—	—	35,000	$8.55	$189,476

Lisa Aliperta	—	—	—	—	—	—	—	—	—	—	$—

(1)
Mr. Nielsen’s and Mr. Estes’ fiscal 2010 annual incentive plan (“AIP”) compensation is derived from performance measures that are established within 90 days of the beginning of the fiscal year pursuant to Section 162(m) of the Internal Revenue Code. The AIP for fiscal 2010 was comprised of two components. The first component applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage of contract revenues. The payout ratio varied as a function of the Company’s cash flow performance, which was measured as a ratio of operating cash flow to net income (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements). For fiscal 2010, the first component of the AIP provided that Mr. Nielsen receive an annual incentive award only if the award as calculated equaled or exceeded 10% of his base salary. The second component of the AIP applied a pre-established payout ratio to operating earnings (before asset impairments, annual incentive plan compensation and amounts associated with the extinguishment of debt or termination of debt agreements) above a threshold percentage of contract revenue. With respect to the second component of the AIP, the Compensation Committee established a number of non-financial performance criteria to be met in determining whether Mr. Nielsen and Mr. Estes were to be awarded the full amount available under this component of the AIP.

The maximum annual incentive award payable to Mr. Nielsen for fiscal 2010 was set at 170% of his base salary and the maximum annual incentive award payable to Mr. Estes for fiscal 2010 was set at 140% of his base salary. Mr. Nielsen’s and Mr. Estes’ actual fiscal 2010 incentive plan payout of $150,000 and $125,000, respectively, was paid in October 2010, as set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”, see page 35 of this Proxy Statement.

(2)
Represents performance vesting restricted stock units (“PRSU’s”) for the fiscal 2010 to 2012 performance period granted under the Company’s 2003 Long-Term Incentive Plan. The PRSU’s vest in three substantially equal annual installments on the anniversary of the date of grant, subject to meeting certain performance targets. No awards will vest to either Mr. Nielsen or Mr. Estes with respect to the fiscal 2010 performance period as a result of not meeting the fiscal 2010 performance criteria.

(3)
Represents time vesting restricted stock units (“TRSU’s”) granted under the Company’s 2003 Long-Term Incentive Plan. The TRSU’s vest in four substantially equal annual installments on or about the anniversary date of the grant.

(4)	Represents stock options granted under the Company’s 2003 Long-Term Incentive Plan. The stock options vest in four substantially equal annual installments on the anniversary date of the grant.

(5)
This column shows the full grant date fair value of PRSU’s, TRSU’s, and stock options granted to the Named Executive Officers. For PRSU's, only the grant date fair value for actual awards vested will be recognized in the financial statements. For TRSU's and stock options granted, the full grant date fair value is the amount that the Company would recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures. The grant date fair value was determined under FASB ASC 718. See Note 15 to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010, regarding assumptions underlying valuation of equity awards. In the case of the PRSU’s, the grant date fair value is based on the target number of awards.

Narrative Accompanying Grant of Plan-Based Awards Table

The equity incentive awards granted to Messrs. Nielsen and Estes on October 8, 2009 were subject to the Company achieving the Annual Goals established by the Compensation Committee. The Annual Goals were pre-established performance measures based upon (a) pre-tax operating earnings (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements), in excess of 2.5% of contract revenues and (b) the ratio of operating cash flow to net income (before asset impairment, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements). Each of Mr. Nielsen’s and Mr. Estes’ target awards vest in three substantially equal installments subject to the Company achieving the Annual Goals in each of fiscal years 2010, 2011 and 2012. In the event the Company achieves the Annual Goals with respect to a performance period and the Company also achieves additional goals established by the Compensation Committee which we based, for each year, on the trailing three year period, each of Mr. Nielsen and Mr. Estes will vest in up to an additional 100% of the number of shares of the target award that vested in such annual performance period. These additional goals are pre-established performance measures for the indicated period based upon (a) pre-tax operating earnings (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt or termination of debt agreements), in excess of 2.5% of contract revenues and (b) the ratio of operating cash flow to net income (before asset impairments, amounts recorded for performance share and performance unit compensation and amounts associated with the extinguishment of debt). Based on fiscal 2010 performance, Mr. Nielsen and Mr. Estes will not vest in any of their respective target awards for the 2010 performance period.

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all outstanding equity awards held by each of the current and former Named Executive Officers as of July 31, 2010.

	Option Awards						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options UnExercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

Steven E. Nielsen	75,000	—		—	$45.31	8/28/2010	—		—	—		—
	72,924	—		—	$14.34	11/19/2011	—		—	—		—
	75,000	—		—	$13.84	11/25/2012	—		—	—		—
	68,000	—		—	$25.18	11/25/2013	—		—	—		—
	75,000	—		—	$34.64	11/22/2014	—		—	—		—
	17,500	17,500	(2)	—	$12.97	7/7/2018	—		—	—		—
	17,500	52,500	(3)	—	$6.83	12/15/2018	—		—	—		—
	—	125,000	(4)	—	$8.55	12/16/2019	—		—	—		—
	—	—		—	—	—	20,000	(5)	$181,000	—		—
	—	—		—	—	—	9,375	(6)	$84,844	—		—
	—	—		—	—	—	—		—	100	(7)	$905
	—	—		—	—	—	—		—	87	(8)	$787
H. Andrew DeFerrari	10,000	—		—	$25.78	7/14/2014	—		—	—		—
	10,000	—		—	$34.64	11/22/2014	—		—	—		—
	5,000	15,000	(3)	—	$6.83	12/15/2018	—		—	—		—
	—	35,000	(4)	—	$8.55	12/16/2019	—		—	—		—
	—	—		—	—	—	7,000	(5)	$63,350	—		—
	—	—		—	—	—	2,250	(6)	$20,363	—		—
	—	—		—	—	—	984	(9)	$8,905	—		—
	—	—		—	—	—	602	(10)	$5,448	—		—
Timothy R. Estes	27,500	—		—	$45.31	8/28/2010	—		—	—		—
	50,000	—		—	$13.84	11/25/2012	—		—	—		—
	50,000	—		—	$25.07	11/24/2013	—		—	—		—
	50,000	—		—	$34.64	11/22/2014	—		—	—		—
	11,250	33,750	(3)	—	$6.83	12/15/2018	—		—	—		—
	—	80,000	(4)	—	$8.55	12/16/2019	—		—	—		—
	—	—		—	—	—	12,500	(5)	$113,125	—		—
	—	—		—	—	—	5,625	(6)	$50,906	—		—
	—	—		—	—	—	—		—	60	(7)	$543
	—	—		—	—	—	—		—	53	(8)	$480
Richard B. Vilsoet	25,000	—		—	$24.88	5/9/2015	—		—	—		—
	5,000	15,000	(3)	—	$6.83	12/15/2018	—		—	—		—
	—	35,000	(4)	—	$8.55	12/16/2019	—		—	—		—
	—	—		—	—	—	7,000	(5)	$63,350	—		—
	—	—		—	—	—	2,250	(6)	$20,363	—		—
	—	—		—	—	—	1,418	(9)	$12,833	—		—
	—	—		—	—	—	903	(10)	$8,172	—		—
Lisa Aliperta	—	—		—	—	—	—		—	—		—

(1)
The value of unvested restricted stock and restricted stock units was determined using a share price of $9.05, the closing price of a share of our common stock on the New York Stock Exchange at July 30, 2010.

(2)	On July 7, 2008, Mr. Nielsen was granted 35,000 stock options, which vest ratably in four annual installments commencing on July 7, 2009.

(3)
On December 15, 2008, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 70,000, 20,000, 45,000 and 20,000 stock options, respectively, which vest ratably in four annual installments commencing on December 15, 2009.

(4)
On December 16, 2009, Messrs. Nielson, DeFerrari, Estes and Vilsoet were granted 125,000, 35,000, 80,000 and 35,000 stock options, respectively, which vest ratably in four annual installments commencing on December 16, 2010.

(5)
On December 16, 2009, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 20,000, 7,000, 12,500, and 7,000 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2010.

(6)
On December 15, 2008, Messrs. Nielsen, DeFerrari, Estes and Vilsoet were granted 12,500, 3,000, 7,500 and 3,000 time vesting restricted stock units respectively which vest ratably in four annual installments commencing on December 14, 2009.

(7)
On October 20, 2008, Mr. Nielsen and Mr. Estes were granted restricted stock unit awards consisting of shares of performance vesting restricted stock units as follows: Mr. Nielsen 40,000 shares and Mr. Estes 24,000 shares. In accordance with Item 402(d)(2) of Regulation S-K, the amount is based on achieving threshold performance goals, which is 0.75% of the fiscal 2011 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 20, 2009, subject to meeting certain performance targets.

(8)
On October 8, 2009, Mr. Nielsen and Mr. Estes were granted restricted stock unit awards consisting of shares of performance vesting restricted stock units as follows: Mr. Nielsen 17,325 shares and Mr. Estes 10,548 shares. In accordance with Item 402(d)(2) of Regulation S-K, the amount is based on achieving threshold performance goals, which is 0.75% of the fiscal 2011 and fiscal 2012 target awards. The performance vesting restricted stock units vest in three equal annual installments commencing on October 8, 2010, subject to meeting certain performance targets.

(9)
On December 13, 2007, Mr. DeFerrari and Mr. Vilsoet were granted 1,968 and 2,836 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2008.

(10)
On December 13, 2006, Mr. DeFerrari and Mr. Vilsoet were granted 2,408 and 3,612 time vesting restricted stock units, respectively, which vest ratably in four annual installments commencing on December 14, 2007.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to stock options and restricted stock units awarded to the Named Executive Officers that were exercised or vested, respectively, during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Steven E. Nielsen	—	—	3,522	(1)	$41,700
	—	—	5,600	(2)	$62,552
	—	—	2,943	(3)	$31,166
	—	—	3,125	(4)	$26,000

H. Andrew DeFerrari	—	—	1,091	(5)	$9,077
	—	—	2,422	(4)	$20,151

Timothy R. Estes	—	—	2,319	(1)	$27,457
	—	—	3,360	(2)	$37,531
	—	—	1,949	(3)	$20,640
	—	—	1,875	(4)	$15,600

Richard B. Vilsoet	—	—	1,899	(5)	$15,800
	—	—	3,228	(4)	$26,857

Lisa Aliperta	—	—	—		—

(1)
Represents performance vesting restricted stock units awarded for the fiscal 2009 performance period that vested on October 17, 2009. Value realized was determined by multiplying the number of shares acquired on vesting by $11.84, the closing price of the Company’s common stock on the vesting date.

(2)
Represents performance vesting restricted stock units awarded for the fiscal 2009 performance period that vested on October 20, 2009. Value realized was determined by multiplying the number of shares acquired on vesting by $11.17, the closing price of the Company’s common stock on the vesting date.

(3)
Represents performance vesting restricted stock units awarded for the fiscal 2009 performance period that vested on October 24, 2009. Value realized was determined by multiplying the number of shares acquired on vesting by $10.59, the closing price of the Company’s common stock on the vesting date.

(4)
Represents time vested restricted stock and restricted stock units that vested on December 14, 2009. Value realized was determined by multiplying the number of shares acquired on vesting by $8.32, the closing price of the Company’s common stock on the vesting date.

(5)
Represents performance vesting restricted stock units awarded for the fiscal 2009 performance period that vested on December 14, 2009. Value realized was determined by multiplying the number of shares acquired on vesting by $8.32, the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change of Control

The Company has entered into certain arrangements that will require it to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of the Company. The amount of compensation that is potentially payable to each Named Executive Officer in each situation is shown in the table below. The amounts assume that a termination of employment and/or change of control event occurred on July 31, 2010 and, where applicable, uses the closing price of a share of the Company’s common stock on July 30, 2010 ($9.05).

The amounts for Mr. Nielsen, Mr. DeFerrari, Mr. Estes, and Mr. Vilsoet are estimates based only on hypothetical assumptions and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would be known only at the time they become eligible for payment.

The following table and the narrative that follows describe the potential payments upon termination of employment or a change of control of the Company as of July 31, 2010.

Name	Termination of Employment for Cause, Resignation without Good Reason, Disability or Retirement	Termination of Employment without Cause(1)		Resignation for Good Reason(1)		Failure to Renew Employment Agreement at substantially no less terms than existing agreements		Termination without Cause(1)		Resignation for Good Reason(1)

Steven E. Nielsen
Severance	—	$4,500,000	(2)	$4,500,000	(2)	$1,500,000	(3)	$4,822,467	(4)	$4,822,467	(4)
Stock Options	—	—		—		—		$179,050	(5)	$179,050	(5)
Stock Awards	—	—		—		—		$727,385	(6)	$727,385	(6)
Tax Gross Up	—	—		—		—		$392,358	(7)	$392,358	(7)

H. Andrew DeFerrari
Severance	—	$340,000	(8)	$—		—		$340,000	(8)	$340,000	(8)
Stock Options	—	—		—		—		$350,500	(5)	$350,500	(5)
Stock Awards	—	—		—		—		$109,939	(6)	$109,939	(6)

Timothy R. Estes
Severance	—	$2,050,000	(9)	$2,050,000	(9)	$1,025,500	(10)	$2,238,365	(11)	$2,238,365	(11)
Stock Options	—	—		—		—		$114,925	(5)	$114,925	(5)
Stock Awards	—	—		—		—		$446,292	(6)	$446,292	(6)
Tax Gross Up	—	—		—		—		—		—

Richard B. Vilsoet
Severance	—	$333,125	(8)	$—		—		$333,125	(8)	$333,125	(8)
Stock Options	—	—		—		—		$350,500	(5)	$350,500	(5)
Stock Awards	—	—		—		—		$122,932	(6)	$122,932	(6)

(1)	Amounts for continuation of insurance benefits are not included and would be minimal.

(2)
Determination of severance is based on three times the sum of (i) the salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010.

(3)
Determination of severance is based on one times the sum of (i) the annual base salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010.

(4)
Determination of severance is based on (a) three times the sum of (i) the annual base salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) annual incentive pay paid for fiscal 2010.

(5)	Represents the difference between the closing price of a share of the Company’s common stock on July 31, 2010 and the exercise price of the stock options.

(6)
Represents the outstanding time and performance based restricted stock units on July 31, 2010 using the closing price of the Company's common stock on July 31, 2010. Performance based restricted stock units are based on the units that will vest at their target performance levels.

(7)	Represents the potential amount of the tax "gross up" payment for tax due as a result of the application of the "golden parachute" tax provisions of the Internal Revenue Code.

(8)	Represents the annual base salary in effect as of July 31, 2010.

(9)
Determination of severance is based on two times the sum of (i) the annual base salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010.

(10)
Determination of severance is based on one times the sum of (i) the annual base salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010.

(11)
Determination of severance is based on (a) two times the sum of (i) the annual base salary in effect as of July 31, 2010; plus (ii) the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual base salary in effect as of July 31, 2010; plus (b) a pro-rata incentive pay amount equal to the greater of (x) the average amount of the annual incentive pay paid in the last three fiscal years or (y) the annual incentive pay for fiscal 2010.

Employment and Separation Agreements

Steven E. Nielsen — Employment Agreement

Effective as of May 15, 2008, the Company entered into an employment agreement with Steven E. Nielsen (the “Nielsen Employment Agreement”). Under the terms of the Nielsen Employment Agreement, Mr. Nielsen will continue to serve as President and Chief Executive Officer of the Company.

During the term of the Nielsen Employment Agreement, Mr. Nielsen will receive the following compensation and benefits: (i) an annual base salary of $705,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 135% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) eligibility to participate in all employee benefit plans or programs of the Company; and (v) an annual executive physical.

The Nielsen Employment Agreement provides for a term of employment that continues until May 31, 2012. If, during the term of the Nielsen Employment Agreement, there is a “Change in Control” of the Company at any time following May 15, 2010, Mr. Nielsen’s employment under the Nielsen Employment Agreement will be extended for an additional two years.

Termination for Cause or Resignation Without Good Reason.  In the event that Mr. Nielsen resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Nielsen will not be entitled to any severance payments, but will receive his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason.  Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Nielsen resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Nielsen will be entitled to:

•	His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
A cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•
Continued participation in the Company’s health and welfare plans for a period of three years following Mr. Nielsen’s resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Nielsen’s employment without Cause or Mr. Nielsen resigns employment with the Company for Good Reason following a Change in Control, Mr. Nielsen will be entitled to:

•	His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
A cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•
A pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•	Continued participation in the Company’s health and welfare plans for a period of three years following his termination or resignation or a cash payment equal to the value of the benefit.

•
All outstanding equity awards held by Mr. Nielsen at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

•
A “tax gross-up” payment to cover any “golden parachute” excise taxes levied on any payments or distributions or benefits received under Mr. Nielsen’s employment agreement or pursuant to any Company benefit plan, such that the net amount of the severance payment retained by Mr. Nielsen after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax. However, if the present value of the payments to be made to Mr. Nielsen does not exceed the product of (i) three times his “base amount” (within the meaning of Section 280G of the Internal Revenue Code), multiplied by (ii) 110%, then the severance payments to be provided under the Nielsen Employment Agreement shall be reduced by the least amount necessary such that no such severance payment will be subject to the excise tax.

Non-Renewal of Nielsen Employment Agreement.  Subject to Mr. Nielsen’s execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Nielsen Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Nielsen’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Nielsen Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants.  Mr. Nielsen is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Nielsen is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement.  The Nielsen Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Nielsen Employment Agreement or Mr. Nielsen’s employment with the Company. The Company has also agreed to reimburse Mr. Nielsen, on an after tax basis, for all reasonable legal fees incurred by him in enforcing the Nielsen Employment Agreement.

Defined Terms.  The following terms provided in the Nielsen Employment Agreement are used in this description.

“Cause” means a termination of Mr. Nielsen’s employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as President and Chief Executive Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Nielsen written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Nielsen within 30 days of receipt of notice. If Mr. Nielsen fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Nielsen will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Nielsen for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material change in the duties or responsibilities performed by Mr. Nielsen as Chief Executive Officer of a public company; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without Mr. Nielsen’s consent; (iv) failure by the Company to obtain agreement by a successor to assume the Nielsen Employment Agreement; or (v) any resignation by Mr. Nielsen during the 30-day period commencing on the first anniversary of a Change in Control. Mr. Nielsen must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Nielsen Agreement (the “incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Timothy R. Estes — Employment Agreement

Effective as of November 25, 2008, the Company entered into an employment agreement with Timothy R. Estes (the “Estes Employment Agreement”). Pursuant to the Estes Employment Agreement, Mr. Estes serves as Executive Vice President and Chief Operating Officer of the Company.

The Estes Employment Agreement provides for a term of employment that began on December 31, 2008 and continues until December 31, 2012, provided that if there is a “Change in Control” of the Company at any time following December 31, 2010, Mr. Estes employment under the Estes Employment Agreement will be extended for an additional two years. Under the terms of the Estes Employment Agreement, Mr. Estes is provided with the following compensation and benefits: (i) an annual base salary of $500,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 100% of his base salary; (iii) eligibility to participate in all employee benefit plans or programs of the Company; and (iv) an annual executive physical.

Termination for Cause or Resignation without Good Reason.  In the event that Mr. Estes resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined below), Mr. Estes will not be entitled to any severance payments, but will receive his base salary though the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

Termination Without Cause or Resignation for Good Reason.  Subject to Mr. Estes’ execution and delivery of a general waiver and release of claims, if the Company terminates his employment without Cause or if Mr. Estes resigns his employment with the Company for Good Reason prior to a Change in Control, Mr. Estes will be entitled to:

•	His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
A cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

•
Continued participation in the Company’s health and welfare plans for a period of two years following Mr. Estes’ resignation of employment for Good Reason or his termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.

Subject to Mr. Estes’ execution and delivery of a general waiver and release of claims, in the event the Company terminates Mr. Estes’ employment without Cause or Mr. Estes resigns employment with the Company for Good Reason following a Change in Control, Mr. Estes will be entitled to:

•	His base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.

•
A cash severance payment equal to two times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.

•
A pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.

•	Continued participation in the Company’s health and welfare plans for a period of two years following his termination or resignation or a cash payment equal to the value of the benefit.

•
All outstanding equity awards held by Mr. Estes at the time of his resignation of employment with the Company for Good Reason or his termination of employment by the Company without Cause following a Change in Control, will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

•
A “tax gross-up” payment to cover any “golden parachute” excise taxes levied on any payments or distributions or benefits received under Mr. Estes’ employment agreement or pursuant to any Company benefit plan, such that the net amount of the severance payment retained by Mr. Estes after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax. However, if the present value of the payments to be made to Mr. Estes does not exceed the product of (i) three times his “base amount” (within the meaning of Section 280G of the Internal Revenue Code), multiplied by (ii) 110%, then the severance payments to be provided under the Estes Employment Agreement shall be reduced by the least amount necessary such that no such severance payment will be subject to the excise tax.

Non-Renewal of Estes Employment Agreement.  Subject to Mr. Estes’ execution and delivery of a general waiver and release of claims, in the event the Company fails to renew the Estes Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Estes’ employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Estes Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control.

Restrictive Covenants.  Mr. Estes is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Estes is also subject to an assignment of inventions and developments agreement.

Enforcement of Agreement.  The Estes Employment Agreement provides for arbitration in the event of any dispute or controversy arising out of the Estes Employment Agreement or Mr. Estes’ employment with the Company. The Company has also agreed to reimburse Mr. Estes, on an after tax basis, for all reasonable legal fees incurred by him in enforcing the Estes Employment Agreement.

Defined Terms.  The following terms provided in the Estes Employment Agreement are used in this description.

“Cause” means a termination of Mr. Estes’ employment for his: (i) indictment for any crime, whether a felony or misdemeanor, that materially impairs his ability to function as Executive Vice President and Chief Operating Officer of the Company and such crime involves the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or Company property; (ii) repeated willful neglect of his duties; or (iii) willful material misconduct in connection with the performance of his duties or other willful material breach of his employment agreement. No event in clause (ii) or (iii) will constitute Cause unless the Company gives Mr. Estes written notice of termination of his employment for Cause and such grounds are not corrected by Mr. Estes within 30 days of receipt of notice. If Mr. Estes fails to correct the event or condition to the satisfaction of the Board of Directors, Mr. Estes will have the opportunity to address the Company’s Board of Directors prior to a termination of employment for Cause.

“Good Reason” means a resignation by Mr. Estes for any of the following reasons: (i) a failure by the Company to pay compensation or benefits due and payable; (ii) a material change in the duties or responsibilities performed by Mr. Estes as Executive Vice President and Chief Operating Officer of a public company; (iii) a relocation of the Company’s principal office by more than 25 miles from Statesville, North Carolina without Mr. Estes’ consent; (iv) failure by the Company to obtain agreement by a successor to assume the Estes Employment Agreement; or (v) any resignation by Mr. Estes during the 30 day period commencing on the first anniversary of a Change in Control. Mr. Estes must provide the Company with written notice of his intention to terminate his employment for Good Reason and the Company will have the opportunity to cure the event or condition under clauses (i) and (ii) within 30 days of receipt of such notice.

“Change in Control” shall be deemed to have occurred if any one or more the following events occur: (i) an acquisition by any “person” or “group” of beneficial ownership of 20% or more of the total outstanding voting stock of the Company; (ii) a change in the composition of the Board of Directors of the Company such that the individuals who constitute the Board of Directors as of the Effective Date of the Estes Agreement (the incumbent directors”) cease to constitute a majority of the Board without the consent of a majority of the incumbent directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

H. Andrew DeFerrari — Employment Agreement

The Company entered into an employment agreement with H. Andrew DeFerrari, effective as of July 14, 2004 and amended as of July 14, 2006 and May 28, 2010 (the “DeFerrari Employment Agreement”). Pursuant to the DeFerrari Employment Agreement, Mr. DeFerrari serves as the Chief Financial Officer of the Company. The DeFerrari Employment Agreement provides for an initial term of employment that began on July 14, 2004 and continues until July 14, 2006. The initial term is automatically renewed for additional 12 month periods unless either party gives prior notice of nonrenewal. Under the terms of the DeFerrari Employment Agreement, Mr. DeFerrari is provided with the following compensation: (i) an annual base salary of $150,000 (subject to increase by the Board of Directors); (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company.

Termination for Cause; Resignation for Any Reason; Death and Disability.  In the event that (i) the Company terminates the executive’s employment for “Cause” (as defined below) (ii) the executive resigns his employment for any reason or (iii) the executive dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause.  In the event the Company terminates the executive’s employment without Cause, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with noncompetition, non-solicitation and confidentiality covenants:

•	12 months of base salary continuation; and

•	12 months of continued medical and life insurance benefits (including benefits to eligible dependents).

Change of Control.  In the event of a Change of Control, the executive’s employment will be extended for an additional two-year period following such Change of Control and will terminate upon the earlier of (i) the second anniversary of the consummation of the Change of Control and (ii) termination of the executive’s employment under the DeFerrari Employment Agreement.  In addition, in the event the Company terminates the executive’s employment without Cause or the executive resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with noncompetition, non-solicitation and confidentiality covenants:

•	12 months of base salary continuation;

•	12 months of continued medical and life insurance benefits (including benefits to eligible dependents); and

•
the executive will become fully and immediately vested in all outstanding equity-based awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans.  In addition, all outstanding performance share, performance share unit and other equivalent awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Defined Terms.  The following terms provided in the DeFerrari Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; or (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company. Additionally, in Mr. DeFerrari’s case, “Cause” also includes (x) any material breach of his duty of loyalty owed to the Company or, as a result of his gross negligence, his breach of his duty of care owed to Company; or (y) any material breach of his employment agreement or his failure or refusal to perform any material duties required by his employment agreement.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur:  (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of May 25, 2010 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events:  (i) a failure by the Company to pay compensation or benefits due and payable to the executive in accordance with the terms of the DeFerrari Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the DeFerrari Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the DeFerrari Employment Agreement in accordance with the applicable provisions of the DeFerrari Employment Agreement.

Richard Vilsoet — Employment Agreement

Effective as of May 5, 2005 and amended as of May 28, 2010, the Company entered into an employment agreement with Richard Vilsoet (the “Vilsoet Employment Agreement”). Pursuant to the Vilsoet Employment Agreement, Mr. Vilsoet serves as General Counsel of the Company. The Vilsoet Employment Agreement provides for an initial term of employment that began on May 9, 2005 and continues until May 9, 2009. The initial term is automatically renewed for additional 12-month periods unless either party gives prior notice of nonrenewal. Under the terms of the Vilsoet Employment Agreement, Mr. Vilsoet is provided with the following compensation: (i) an annual base salary of $250,000 (subject to increase by the Board of Directors); (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Board of Directors; and (iii) eligibility to participate in all employee benefit plans or programs of the Company.

Termination for Cause; Resignation for Any Reason; Death and Disability.  In the event that (i) the Company terminates the executive’s employment for “Cause” (as defined below) (ii) the executive resigns his employment for any reason or (iii) the executive dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.

Termination Without Cause.  In the event the Company terminates the executive’s employment without Cause upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with noncompetition, non-solicitation and confidentiality covenants:

•	12 months of base salary continuation; and

•	12 months of continued medical and life insurance benefits (including benefits to eligible dependents).

Change of Control.  In the event of a Change of Control, the executive’s employment will be extended for an additional two-year period following such Change of Control and will terminate upon the earlier of:  (i) the second anniversary of the consummation of the Change of Control and (ii) termination of the executive’s employment under the Vilsoet Employment Agreement.  In addition, in the event the Company terminates the executive’s employment without Cause or the executive resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with noncompetition, non-solicitation and confidentiality covenants:

•	12 months of base salary continuation;

•	12 months of continued medical and life insurance benefits (including benefits to eligible dependents); and

•
the executive will become fully and immediately vested in all outstanding equity-based awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans.  In addition, all outstanding performance share, performance share unit and other equivalent awards granted by the Company to the executive pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.

Defined Terms.  The following terms provided in the Vilsoet Employment Agreement are used in this description.

“Cause” means (i) entering a plea of no-contest, or being convicted of any crime, that constitutes a felony; or (ii) any willful misconduct that is injurious to the financial condition or business reputation of the Company.

A “Change of Control” shall be deemed to have occurred with respect to the Company if any one or more of the following events occur:  (i) subject to certain exceptions, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total outstanding voting stock of the Company; (ii) subject to certain exceptions, the individuals who constitute the Board of Directors as of May 25, 2010 cease to constitute a majority of the Board of Directors; (iii) subject to certain exceptions, a reorganization of the Company or the Company consolidates with, or merges with or into another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; or (iv) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Resignation for “Good Reason” means termination of employment by the executive because of the occurrence of any of the following events:  (i) a failure by the Company to pay compensation or benefits due and payable to the executive in accordance with the terms of the Vilsoet Employment Agreement; (ii) a material adverse change in the assignment of duties or responsibilities inconsistent with those duties and responsibilities as set forth in the Vilsoet Employment Agreement; (iii) a relocation of the Company’s principal office by more than 25 miles from Palm Beach Gardens, Florida without the executive’s consent; or (iv) a failure by the Company to obtain agreement by a successor to assume the Vilsoet Employment Agreement in accordance with the applicable provisions of the Vilsoet Employment Agreement.

Lisa Aliperta — Separation Agreement

Effective September 1, 2009, the Company entered into a separation agreement with Lisa Aliperta (the “Aliperta Separation Agreement”). Pursuant to the Aliperta Separation Agreement, the Company continued to pay Ms. Aliperta’s base salary until January 30, 2010, an aggregate amount of $83,076 (less any tax-related deductions or withholdings). In addition, pursuant to the Aliperta Separation Agreement, the Company made (i) a payment of $40,000 to Ms. Aliperta on October 9, 2009; and (ii) a payment of $32,290 to Ms. Aliperta on December 18, 2009, which was equal to the fair market value at December 15, 2009 of restricted stock units that would have vested on that date had Ms. Aliperta remained an employee of the Company.

The payments and benefits provided to Ms. Aliperta under the Aliperta Separation Agreement required her execution and delivery of a general release of claims against the Company and continued compliance with certain confidentiality provisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of July 31, 2010, including the 1991 Incentive Stock Option Plan, the 1998 Incentive Stock Option Plan, the 2001 Directors Stock Option Plan, the 2002 Directors Restricted Stock Plan, the 2003 Long-Term Incentive Plan and the 2007 Non-Employee Director’s Equity Plan, all of which were approved by the Company’s shareholders. No further options will be granted under the 1991 Incentive Stock Option Plan, the 1998 Incentive Stock Option Plan; the 2001 Directors Stock Option Plan or the 2002 Directors Restricted Stock Plan.

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights

Equity compensation plans approved by security holders	3,519,383	$18.53	1,691,179
Equity compensation plans not approved by security holders	—	—	—
Total	3,519,383	$18.53	1,691,179

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of the Company’s common stock as of October 1, 2010. We have listed each person known to us that beneficially owns more than five percent (5%) of our outstanding common stock, each of the Company’s directors, each of the current Named Executive Officers identified in the Summary Compensation Table on page 35 of this Proxy Statement, and all directors and executive officers as a group.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The percentage ownership is based on 36,967,739 shares of common stock outstanding as of October 1, 2010. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 1, 2010, and restricted stock units that vest within 60 days of October 1, 2010, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent Ownership of Common Stock Beneficially Owned

5% Stockholders:
Buckhead Capital Management, LLC	2,997,921	(1)	8.11%
3330 Cumberland Boulevard, Suite 650, Atlanta, Georgia 30339

BlackRock, Inc.	2,980,112	(2)	8.06%
40 East 52nd Street, New York, New York 10022

Jeffrey L. Gendell Tontine Overseas Associates, L.L.C. TTR Management, LLC TTR Associates, LLC Tontine Asset Associates, L.L.C.	2,234,257	(3)	6.04%
55 Railroad Avenue, Greenwich, Connecticut 06830

Directors and Executive Officers:
Thomas G. Baxter	40,598	(4)	*
Charles M. Brennan, III	81,501	(5)	*
James A. Chiddix	42,428	(6)	*
Charles B. Coe	35,972	(7)	*
Stephen C. Coley	52,811	(8)	*
Patricia L. Higgins	19,271	(9)	*
Steven E. Nielsen	848,502	(10)	2.30%
Timothy R. Estes	262,058	(11)	*
H. Andrew DeFerrari	35,797	(12)	*
Richard B. Vilsoet	45,268	(13)	*
Lisa Aliperta	—		*
All directors and executive officers as a group (11 persons)	1,464,206	(14)	3.96%
____________________
*	Less than 1% of the outstanding common stock.

(1)
Based solely on information contained in a Schedule 13G filed with the SEC on January 20, 2010 by Buckhead Capital Management, LLC. The Schedule 13G indicates that 2,997,921 shares are beneficially owned by Buckhead Capital Management, LLC. Buckhead Capital Management, LLC exercises sole voting and dispositive power over all 2,997,921 shares.

(2)
Based solely on information contained in a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. on behalf of itself and Barclays Global Investors, NA, and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”) that reports sole voting and dispositive power over all 2,980,112 shares. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA from Barclays Bank PLC. As a result, substantially all the BGI Entities are now included as subsidiaries of BlackRock, Inc.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on May 11, 2010 jointly by Jeffrey L. Gendell (“Mr. Gendell”), and the entities described therein.  Tontine Overseas Associates, L.L.C. (“TOA”) beneficially owns and shares voting and dispositive power with Mr. Gendell with respect to 265,375 shares of common stock, and serves as investment manager to certain separately managed accounts, TTR Management, LLC (“TTRM”) beneficially owns and shares voting and dispositive power with Mr. Gendell with respect to 193,481 shares of common stock, and serves as general partner to TTR Overseas Master Fund, L.P. (“TTRMF”) with respect to shares of common stock directly owned by TTRMF, TTR Associates, LLC (“TTRA”) beneficially owns and shares voting and dispositive power with Mr. Gendell with respect to 1,147,515 shares of common stock, and serves as investment manager to TTRMF and certain separately managed accounts, and Tontine Asset Associates, L.L.C. (“TAA”) beneficially owns and shares voting and dispositive power with Mr. Gendell with respect to 627,886 shares of common stock, and serves as general partner to Tontine Capital Overseas Master Fund II, L.P. (“TCOM II”).  TAA, the general partner of TCOM II, has the power to direct the affairs of TCOM II, including decisions respecting the disposition of the proceeds from the sale of the shares of the Company.  Mr. Gendell is the Managing Member of TAA, TTRM, TTRA and TOA and in that capacity directs their operations.  Thus, Mr. Gendell may be deemed the beneficial owner of the Common Stock owned by each of TAA, TTRM, TTRA and TOA, and exercises shared voting and dispositive power over all 2,234,257 shares.

(4)	Includes 20,917 shares of common stock that may be acquired through the exercise of stock options and 3,805 shares of common stock underlying unvested time vesting restricted stock units.

(5)	Includes 30,250 shares of common stock that may be acquired through the exercise of stock options and 3,805 shares of common stock underlying unvested time vesting restricted stock units.

(6)	Includes 11,250 shares of common stock that may be acquired through the exercise of stock options and 2,906 shares of common stock underlying unvested time vesting restricted stock units.

(7)	Includes 21,084 shares of common stock that may be acquired through the exercise of stock options and 2,906 shares of common stock underlying unvested time vesting restricted stock units.

(8)	Includes 27,250 shares of common stock that may be acquired through the exercise of stock options and 2,906 shares of common stock underlying unvested time vesting restricted stock units.

(9)	Includes 8,802 shares of common stock that may be acquired through the exercise of stock options and 2,906 shares of common stock underlying unvested time vesting restricted stock units.

(10)	Includes 325,924 shares of common stock that may be acquired through the exercise of stock options.

(11)	Includes 161,250 shares of common stock that may be acquired through the exercise of stock options.

(12)	Includes 25,000 shares of common stock that may be acquired through the exercise of stock options.

(13)	Includes 30,000 shares of common stock that may be acquired through the exercise of stock options.

(14)
Includes 661,727 shares of common stock that may be acquired through the exercise of stock options and 19,234 shares of common stock underlying unvested time vesting restricted stock units for all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and procedures for the review of all transactions in which the Company is a participant and any director or nominee, executive officer or security holder of more than five percent of our common stock (or, in the case of the foregoing persons, their immediate family members) has a direct or indirect financial interest (each a “related person transaction”).

A member of the Board of Directors or any of our executive officers proposing to enter into such transaction must report the proposed related person transaction to the Company’s General Counsel or Vice President of Internal Audit. The policy calls for the proposed related person transaction to be reviewed, and if deemed appropriate, approved by the Audit Committee. Generally, the Audit Committee will approve the transaction if the Audit Committee determines the transaction is beneficial to the Company and contains the same or reasonably comparable terms as would be obtained in an arm’s length transaction with an unrelated third party.

Neither the Company nor any of its subsidiaries has engaged in any related party transaction since the beginning of the last fiscal year.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Our officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of such reports, or written representations from persons required to file such reports, we believe that all such Section 16(a) filing requirements were satisfied during fiscal year 2010.

PROPOSAL 2

APPROVAL OF AMENDMENT TO
THE DYCOM INDUSTRIES, INC.
2007 NON-EMPLOYEE DIRECTORS EQUITY PLAN

At an October 6, 2010 meeting, the Compensation Committee unanimously approved an amendment to the Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan (the “2007 Directors Plan”), which amendment was subsequently adopted by the Board of Directors and is subject to the approval thereof by the shareholders of the Company at the Annual Meeting. The Company established the 2007 Directors Plan effective as of November 20, 2007, after approval by the shareholders at the 2007 annual meeting.  A summary of the 2007 Directors Plan is included below. The complete text of the 2007 Directors Plan is set forth in Appendix A to this Proxy Statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

Subject to approval by the shareholders, the amendment will increase the aggregate number of shares of Company common stock available for issuance under the 2007 Directors Plan by 250,000 shares. At October 1, 2010, there were 73,017 shares available for grant under the 2007 Directors Plan. Based on the current level of annual award grants under the 2007 Directors Plan, the Company believes that this increase will provide a sufficient number of shares to grant annual equity-based awards to directors through fiscal 2017.

Description of the Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan

Purpose.  The purpose of the 2007 Directors Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

Eligibility.  Members of the Board of Directors who are not employees of the Company or any of its subsidiaries are eligible to participate in the 2007 Directors Plan (the “Participants”). Six of the Company’s seven directors are currently eligible to participate in the 2007 Directors Plan.

Administration.  The 2007 Directors Plan is administered by the Board of Directors or any committee designated by the Board of Directors (the Board of Directors or such committee being referred to herein as the “Committee”). Subject to the terms of the 2007 Directors Plan, the Board of Directors will have discretionary authority to determine the terms and conditions of awards made under the 2007 Directors Plan. Additionally, the Board of Directors may, without limitation, make factual and legal determinations in connection with the administration or interpretation of the Plan. All decisions and determinations by the Board of Directors are final and binding on all parties, all of whose members are independent directors.

Annual and New Director Awards.  The 2007 Directors Plan provides for (i) an annual equity award to each Participant who continues to be a member of the Board of Directors as of the date of the Company’s annual meeting of shareholders and (ii) a new director equity award upon a Participant’s initial election or appointment to the Board of Directors. In each case, the value, type and terms of such awards shall be approved by the Board of Directors based on the recommendation of the Committee. All Committee members will have been designated by the Board of Directors as independent directors.

Shares Reserved for Awards.  The aggregate number of shares available for issuance under the 2007 Directors Plan are 300,000 (the “Plan Limit”). The Plan Limit is subject to adjustment in the event of stock splits, stock dividends, bonus issues, mergers, share exchanges, reorganizations, consolidations, amalgamations, recapitalizations, certain issuances of rights or warrants or other similar transactions. For purposes of determining the number of shares that remain available for issuance under the 2007 Directors Plan, the number of shares is determined as follows: (i) each share subject to an outstanding award reduces the Plan Limit by one share; and (ii) the number of shares subject to an outstanding award that is forfeited, cancelled or expires for any reason without having been settled or delivered is added back to the Plan Limit and will again be available for awards under the 2007 Directors Plan.  If the amendment is approved by shareholders, the plan limit will be increased to 550,000 shares.

Shares are made available from authorized but unissued shares or may be purchased on the open market or by private purchase.

Award Document.  Each award is evidenced by an award document issued by the Company that sets forth the terms and conditions of such award, including without limitation, the amount and type of an award.

Share Election.  Participants are required to maintain beneficial ownership of at least 7,500 shares of the Company’s stock (the “Shareholding Requirement”). All Participants, regardless of their attainment of the Shareholding Requirement, may elect to receive all or a portion of their annual director fees that are otherwise payable in cash in the form of shares of Restricted Stock or Restricted Stock Units as determined by the Committee.

Director Fees.  Participants who have not met the Shareholding Requirement as of the day immediately prior to the date of any payment of annual fees are required to receive at least 60% of their annual directors fees that are otherwise payable in cash (other than per diem fees) in the form of shares of Restricted Stock or Restricted Stock Units. Participants are immediately fully vested in such shares of Restricted Stock or Restricted Stock Units; provided, however, that such shares or units are subject to a six-month restriction on transfer.

Stock Options.  The 2007 Directors Plan authorizes the issuance of nonqualified stock options. Unless determined earlier under the 2007 Directors Plan or an applicable award document, each stock option expires on the tenth anniversary of such option’s date of grant. The exercise price of each stock option is the fair market value of the Company’s shares of common stock on the date of grant. Fair market value is defined as the closing sale price of the Company’s common shares on the New York Stock Exchange. Subject to the terms and conditions of the 2007 Directors Plan, a stock option vests and becomes exercisable on each of the first four anniversaries following its date of grant, assuming that the Participant has continued to serve as a member of the Board of Directors until such date. In the event a Participant’s service to the Board of Directors ceases due to death or disability all vested options remain exercisable for 90 days following such termination and all unvested options are terminated without payment. Participants may exercise stock options by paying the exercise price in cash or any other method approved by the Committee, including, through a “cashless exercise.”

Restricted Stock.  The 2007 Directors Plan authorizes the issuance of restricted shares of the Company’s common stock. Subject to the terms and conditions of the 2007 Directors Plan, shares of Restricted Stock will vest in three equal installments beginning on the first anniversary of the applicable date of grant, assuming that the Participant continues to serve on the Board of Directors until such date. All unvested shares of Restricted Stock are forfeited and cancelled without payment, subject to the terms and conditions of the 2007 Directors Plan, in the event a Participant’s service on the Board of Directors terminates for any reason.

Restricted Stock Units.  Each Restricted Stock Unit will represent the right of a Participant to receive one share of the Company’s common stock upon its settlement. Subject to the terms and conditions of the 2007 Directors Plan, each Restricted Stock Unit will vest in substantially three equal installments beginning on the first anniversary of the date such Restricted Stock Unit is granted, assuming that the Participant continues to serve on the Board of Directors until such date, and shall be payable in shares of the Company’s common stock. All unvested Restricted Stock Units are forfeited and cancelled without payment, subject to the terms and conditions of the 2007 Directors Plan, in the event a Participant’s service on the Board of Directors terminates for any reason.

Dividend Equivalents.  The 2007 Directors Plan provides that dividend equivalents are awarded with respect to Restricted Stock Units in the event the Company pays a regular cash dividend with respect to its shares of common stock. Dividend equivalents are deemed to be reinvested in common shares of the Company and credited to a bookkeeping account that the Company will maintain on behalf of each Participant.

Dividend equivalents will accrue on the Restricted Stock Units until such time as the awards are paid out and are subject to the same terms and conditions (including vesting) as the underlying awards. The dividend equivalents that have been credited to a Participant’s account are paid in shares of the Company’s common stock when the underlying Restricted Stock Units are settled. Payment of dividend equivalents that have been credited to a Participant’s account will not be made with respect to any award that does not vest and is cancelled.

Right to Elect to Defer Awards.  The Administrator may permit a Participant to elect to defer all or a portion of his or her Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units.

Amendment and Termination of the Plan.  The Board of Directors may amend, modify, suspend or terminate the Plan at any time, except as provided by applicable law or stock exchange rule that require shareholder approval for certain amendments. Notwithstanding the foregoing, no stock option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price without the approval of the Company’s shareholders. No amendment or termination may adversely affect a Participant’s rights with respect to previously granted awards without his or her consent.

Corporate Changes.  The existence of the 2007 Directors Plan and any award documents does not affect or restrict in any way the right or power of the Company to effect corporate changes or acts. In the event of any change in the issued and outstanding common shares of the Company by reason of a stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the common stock of the Company, the Board of Directors, in its discretion, may take such measures as it deems appropriate with respect to any outstanding awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested awards or any combination of the foregoing.

Term of the 2007 Directors Plan.  The 2007 Directors Plan will remain in effect until November 20, 2017, unless earlier terminated by the Board of Directors. No awards may be granted under the plan after November 20, 2017.

New Plan Benefits

It is not presently possible to determine the benefits or the amounts that will be granted to Participants under the 2007 Directors Plan in the future. For fiscal year 2010, the equity-based awards granted to non-employee directors under the Option Plan and Restricted Stock Plan are set forth on page 15 of this Proxy Statement.

U.S. Federal Income Tax Consequences

Stock Options.  A Participant will not recognize taxable income at the time a nonqualified stock option is granted. However, upon the exercise of a nonqualified stock option the Participant will include as ordinary income an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the option and the Company will generally be entitled to a tax deduction in the same amount. Upon the sale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon the length of time the shares are held by the Participant.

Restricted Stock.  The federal income tax consequences of awards of Restricted Stock are generally governed by Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a Participant will recognize income on an award of Restricted Stock, and the Company will not be allowed a tax deduction until the award vests, unless the Participant makes an election under Section 83(b) of the Code to be subject to taxation upon grant, rather than upon vesting. A Section 83(b) election must be made no later than 30 days following the date of grant. If the election is made, the Participant will recognize ordinary income on the fair market value of the shares on the date of grant and the Company will generally be entitled to a tax deduction in the same amount.

If a Participant does not make a Section 83(b) election, the Participant will recognize income based on the full fair market value of the shares included in the award, plus any cash distributed in lieu of fractional shares, at the time of vesting and the Company will generally be entitled to a tax deduction in the same amount. The amount recognized as income by a Participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time.

Any capital gain or loss recognized by a Participant will be either long term or short term depending on the length of time the Participant held the shares.

Restricted Stock Units.  A Participant generally will not recognize income, and the Company will not be allowed a tax deduction when he or she is awarded Restricted Stock Units or when dividend equivalents are credited on his or her behalf. Participants will recognize ordinary income in an amount equal to the fair market value of the shares of the common stock of the Company that are delivered when their Restricted Stock Units are settled. The Company will generally be entitled to a tax deduction in the same amount.

Upon the sale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss, depending upon the length of time the shares are held by the Participant.

The foregoing is not to be considered as tax advice to any person who may be a Participant, and any such persons are advised to consult their own tax counsel.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the amendment to the 2007 Directors Plan and the reservation of additional shares of common stock of the Company for issuance under the 2007 Directors Plan and recommends that Shareholders vote “FOR” the amendment to the 2007 Directors Plan and the reservation of additional shares for issuance thereunder.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT AUDITOR

Deloitte & Touche LLP has been appointed by the Audit Committee and the Board of Directors to serve as the Company’s independent auditor for fiscal 2011. Shareholder ratification of this appointment is not required by the Company’s By-laws or otherwise; however, the Board of Directors considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Board of Directors on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider whether it is appropriate to select another registered independent public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting for the purposes of responding to shareholders’ questions and making statements that they consider appropriate.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2011.

PRINCIPAL ACCOUNTING FIRM FEES

The Company’s independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates and pre-approves the nature, scope and fees associated with the annual audit of the Company’s financial statements and other audit related services. The Audit Committee pre-approves all other audit and permissible non-audit services provided by the Company’s independent auditors on a case-by-case basis. These services may include audit services, audit related services, tax services and other permissible services.

Aggregate fees billed for the fiscal years ended July 31, 2010 and July 25, 2009 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates are as follows:

	2010	2009

Audit Fees (a)	$1,755,419	$1,850,848
Audit-Related Fees (b)	—	—
Tax Fees (c)	46,300	—
All Other Fees (d)	—	—
Total	$1,801,719	$1,850,848
____________

(a)
Audit Fees for each of fiscal 2010 and 2009 consist of fees and expenses for professional services in connection with the audit of the annual financial statements, reviews of our quarterly reports filed on Form 10-Q and reviews of registration statements and other periodic filings with the SEC. Amounts also include fees for the audit of the Company’s internal control over financial reporting, as promulgated by Section 404 of the Sarbanes-Oxley Act.

(b)
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)	Tax Fees include fees for tax research and tax advice.

(d)	All Other Fees are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Company’s Board of Directors consists of three directors, all of whom meet the independence standards of the NYSE and the applicable rules of the U.S Securities and Exchange Commission. The Committee operates in accordance with a written charter adopted by the Board of Directors. The Committee reviews the charter on an ongoing basis and a copy, which has been approved by the Board of Directors, is available on the Company’s website at www.dycomind.com.

The Committee’s primary responsibility is to assist the Board of Directors in fulfilling its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, internal controls and financial reporting, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications, independence and performance and (d) the performance of the Company’s internal audit and control functions.

Management has the primary responsibility for preparing the Company’s consolidated financial statements and the overall financial reporting process, including maintaining the Company’s system of internal accounting controls. The Company’s independent auditors, Deloitte & Touche LLP (“Deloitte”), have the responsibility for auditing the Company’s financial statements and issuing an opinion as to the conformity of those audited financial statements to accounting principles generally accepted in the United States of America, and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee monitors and oversees these processes.

The Committee reviewed the Company’s audited consolidated financial statements and the results of the audits relating to the Company’s internal control over financial reporting for the 2010 fiscal year, and discussed those matters with management and Deloitte. During the 2010 fiscal year, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and Deloitte prior to public release. In addition, the Committee regularly discussed with management, the internal auditors and Deloitte the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the quality of the Company’s financial reporting. The Committee regularly meets separately with management, the Company’s internal auditors and Deloitte. The Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and the identification of audit risks. The Committee also discussed with the independent auditors all matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance).

As part of the Committee’s oversight responsibilities of the audit process, the Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte any relationships that may impact their objectivity and independence from the Company and from management of the Company.

Based on the aforementioned reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010 for filing with the Securities and Exchange Commission. The Committee also approved the appointment of Deloitte as the Company’s independent auditors for the 2011 fiscal year.

Audit Committee

Charles M. Brennan, III, Chair
Charles B. Coe
Stephen C. Coley

ADDITIONAL INFORMATION

Proposals For Fiscal Year 2011 Annual Meeting of Shareholders

Submission of Proposals for Inclusion in 2011 Proxy Materials.  Proposals that shareholders intend to present at the 2011 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before June 25, 2011 to be considered for inclusion in the Company’s proxy materials for that meeting.  If the date of our 2011 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2010 Annual Meeting of Shareholders, in which case such proposals must be received a reasonable time before the Company sends out proxy material for its 2011 Annual Meeting of Shareholders.

Advance Notice Provisions Under By-laws.  Shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s By-Laws. In general, written notice must be received by the Secretary of the Company not less than ninety (90) days or more than one hundred twenty (120) days before the anniversary date of the immediately preceding annual meeting of shareholders. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in our books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s By-Laws to ensure that the specific requirements of such notice are met. A copy of the Company’s By-Laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408.

All shareholder proposals should be sent to the Company’s executive offices at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention: Secretary.

Expenses of Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.

Other Matters

We know of no other matters that will be brought before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.

Notice of Internet Availability of Proxy Materials

Dycom Industries, Inc.’s 2010 Proxy Statement and its 2010 Annual Report are available at the Company’s website, www.dycomind.com. Please note that the other information contained in or connected to our website is not intended to be part of this Proxy Statement.

By Order of the Board of Directors,

/s/ Richard B. Vilsoet
Richard B. Vilsoet
Secretary
October 26, 2010

APPENDIX A

DYCOM INDUSTRIES, INC.
2007 NON-EMPLOYEE DIRECTORS EQUITY PLAN

Dycom Industries, Inc., a company incorporated under the laws of Florida (“Dycom”), hereby establishes an equity compensation plan to be known as the Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan (the “Plan”).  The Plan shall become effective as of the Effective Date, as defined in Section 14.  Subject to approval by the shareholders of Dycom, upon the Effective Date no further awards shall be granted pursuant to the 2001 Directors Stock Option Plan and the 2002 Directors Restricted Stock Plan, as each has been amended from time to time.  Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 2.

1.	Purpose

The purpose of the Plan is to promote the long-term growth and financial success of Dycom and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the Board or any committee thereof as designated by the Board.

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Award” means, individually or collectively, any Director Option, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

“Award Document” means the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain such terms and conditions not inconsistent with the Plan as the Administrator may determine and which shall incorporate the Plan by reference and unless the Administrator requires otherwise, need not be signed by a representative of the Company or a Non-Employee Director.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable treasury regulations and rulings promulgated thereunder.

“Common Stock” means the common stock, par value $0.33⅓ per share, of Dycom.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all its business.

“Date of Grant” means the date on which an Award is granted to a Non-Employee Director under the Plan.

“Deferral Election” has the meaning set forth in Section 12.

“Deferral Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director may elect to make a Deferral Election under the Plan.

“Director Option” means an Award representing a right to purchase one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 8.

“Disability” means any physical or mental injury or disorder of a Non-Employee Director to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last of a continuous period of not less than twelve calendar months.  A Non-Employee Director shall be deemed disabled if determined to be totally disabled by the Social Security Administration.

“Dividend Equivalent” means a right to receive payment in accordance with Section 11 based on the value of a regular cash dividend paid by the Company on a Share.

“Effective Date” means the effective date of the Plan provided for in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Administrator.  In the absence of any alternative valuation methodology approved by the Administrator, the Fair Market Value of a Share shall be the closing price of a Share as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Administrator, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price of a Share as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Fees” means (i) any annual cash fee payable to a Non-Employee Director for service on the Board, (ii) any other cash fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual cash fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors; provided, however, that “Fees” shall not include any per diem fees paid to a Non-Employee Director.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Payment Date” means the date or dates on which the Fees are payable to a Non-Employee Director.

“Plan Limit” has the meaning set forth in Section 4(a).

“Restriction Period” means, with respect to an award of Restricted Stock or Restricted Stock Units pursuant to Section 7 only, the period of time, commencing on the Payment Date and ending on the earlier to occur of (i) the six-month anniversary of the Payment Date and (ii) the termination of such Participant’s services as a Non-Employee Director due to death or Disability.

“Restricted Stock” means a Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 9.

“Restricted Stock Unit” means an Award representing a right to receive one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 10.

“Section 409A” means Section 409A of the Code and the treasury regulations and rulings promulgated thereunder.

“Service Period” means a twelve-month period commencing on the date of an applicable Annual Meeting or such other period as the Administrator may specify from time to time.  The first Service Period shall commence on the date of the 2007 Annual Meeting.

“Share Amount” means the U.S. dollar amount of Fees received in the form of Restricted Stock or Restricted Stock Units by a Non-Employee Director, subject to the terms and conditions of this Plan.

“Share Election” means, unless otherwise determined by the Administrator, a Non-Employee Director’s written election to receive payment of a percentage of such Director’s Fees in the form of Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, subject to the terms and conditions of this Plan.  Unless the Administrator determines otherwise, a Share Election shall be irrevocable.

“Share Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director makes a Share Election under the Plan.

“Shares” means shares comprising the Common Stock.

“Shareholding Requirement” means a Non-Employee Director’s beneficial ownership (within the meaning of Rule 13d under the Exchange Act) of 7,500 Shares of Common Stock (including any vested or unvested Restricted Stock or Restricted Stock Units) subject to adjustment pursuant to Section 16.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for purposes of the Plan.

3.	Administration of the Plan

(a)      Administrator.  The plan shall be administered by the Administrator.

(b)      Powers and Responsibility.  The Administrator shall have full power and authority, subject to the express provisions hereof, to:

(i)	grant Awards in accordance with the Plan;

(ii)      determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iii)      determine the terms and conditions of each Award at the time of grant or otherwise, including, without limitation, those related to vesting, forfeiture, payment, settlement and exercisability, and the effect, if any, of a Non-Employee Director’s termination of service from the Board or a change in control of the Company;

(iv)     make factual and legal determinations in connection with the administration or interpretation of the Plan;

(v)      establish, amend and rescind administrative regulations, rules and procedures relating to the Plan;

(vi)     employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(vii)    vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(viii)   take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(c)      Plan Construction and Interpretation. The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)      Determinations of the Administrator Final and Binding.  All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e)      Delegation of Authority.  The Administrator may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Administrator may not delegate (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Shares subject to an Award granted to Non-Employee Directors for purposes of Section 17(b) of the Exchange Act) and (ii) its authority pursuant to Section 15 to amend the Plan.

(f)      Liability of Administrator.  The Administrator, the Chief Executive Officer, or any officer, Non-Employee Director or employee of the Company to whom any duties or responsibilities are delegated hereunder shall not be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith.  In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Administrator deems necessary, and no member of the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

4.	Shares Available

(a)      General.  Subject to adjustment as provided in Section 16, the maximum number of Shares that may be subject to Awards issued under the Plan (the “Plan Limit”) shall be 300,000 Shares.

(b)      Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares shall be determined as follows:

(i)      each Share subject to an Award shall reduce the Plan Limit by one Share; and

(ii)      the number of Shares subject to an Award that is forfeited, cancelled or expires for any reason without having been settled or delivered shall be added back to the Plan Limit and shall again be available for Awards under the Plan.

The number of Shares remaining for issuance shall be reduced by the number of Shares subject to outstanding Awards in the manner provided above.  Shares shall be made available from authorized but unissued Shares or may be purchased on the open market or by private purchase.

5.	Eligibility

Awards shall be granted only to Non-Employee Directors.

6.	Awards in General

(a)      Grant of Awards.  Unless otherwise determined by the Administrator, Awards shall be granted under the Plan as follows:

(i)       upon a Non-Employee Director’s initial election or appointment to the Board;

(ii)      to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting; and

(iii)     to a Non-Employee Director pursuant to the terms and conditions set forth in Section 7 herein.

All Awards shall be subject to the approval of the Board.

(b)      Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the date on which the Award was granted and the amount and type of such Award.

7.	Fees

(a)      General.  Each Non-Employee Director may elect to receive all or a portion of the annual Fees in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its soles discretion, through the submission of a Share Election Form; provided, however, that if a Non-Employee Director does not attain the Shareholding Requirement as of the day immediately prior to the payment of any Fees, 60% of such Fees payable to such Non-Employee shall be payable in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, and subject to any Share Election under Section 7(b), the remainder of such Fees shall be payable in cash.

(b)      Share Election.  Prior to the commencement of any applicable Service Period, each Non-Employee Director will be provided with a Share Election Form.  A Share Election Form submitted by a Non-Employee Director for an applicable Service Period, in accordance with such procedures to be determined by the Administrator, shall be deemed to be a continuing election for all subsequent Service Periods, unless such Non-Employee Director completes, signs and submits a subsequent Share Election Form prior to the commencement of a subsequent Service Period.  A Non-Employee Director shall indicate on their Share Election Form the percentage of Fees for the applicable Service Period to be paid in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion

(c)      Effect of No Share Election Form.  Subject to Section 7(b), a Non-Employee Director who does not have a completed and signed Share Election Form on file with the Company immediately prior to the payment of any Fees will have 100% of his or her Fees paid in cash.

(d)      Determination of Number of Shares of Restricted Stock or Restricted Stock Units.  The number of shares of Restricted Stock or Restricted Stock Units, as applicable, to be payable to a Non-Employee Director pursuant to this Section 7 shall be determined by (i) dividing (x) the Share Amount as of the Payment Date by (y) the Fair Market Value of a share of Common Stock as of the Payment Date and (ii) rounding up to the nearest whole share of Common Stock.

(e)      Nontransferability.  During the Restriction Period, shares of Restricted Stock or shares of Common Stock underlying Restricted Stock Units shall not be assigned, pledged, encumbered, or hypothecated to or in favor of or subject to any lien, obligation, or liability of a Participant to any party other than the Company.  Restricted Stock or shares of Common Stock underlying Restricted Stock Units, or other right of a Participant relating thereto, shall not be transferred by a Participant otherwise than by will or the laws of descent and distribution.

8.	Terms and Conditions of Director Options

(a)      General.  The Administrator shall determine the number of Director Options (if any) that may be granted to a Non-Employee Director.  Director Options shall be nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code.  The exercise price per Share subject to each Director Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

(b)      Option Term.  Each Director Option shall expire on the tenth anniversary of the Date of Grant or such earlier time as set forth in the Plan or an applicable Award Document.

(c)      Vesting and Termination of Service.

(i)      Vesting.  Subject to the terms and conditions of the Plan, each Director Option granted to a Non-Employee Director shall vest and become exercisable in equal installments on each of the first four anniversaries following the applicable Date of Grant.  Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan;

(ii)      Termination of Status as a Non-Employee Director.

(A)      Disability.  In the event that a Non-Employee Director ceases to be a director by reason of such Non-Employee Director’s Disability any outstanding Director Option held by such Non-Employee Director that is vested and exercisable as of the date of such termination of services shall remain exercisable for a period of ninety-days following the termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment.  Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(B)      Death.  In the event that a Non-Employee Director ceases to be a director by reason of death, any outstanding Director Option held by such Non-Employee Director that is vested and exercisable on the date of his death shall remain exercisable for a period of ninety-days following such termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment.  Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(C)      Termination of Services for Reasons Other than Death or Disability.  In the event a Non-Employee Director terminates service as a member of the Board for any reason other than Disability or death, any unvested Director Option shall be cancelled and forfeited without any payment.

(iii)  Subject to Exchange Rules.  Any and all grants of Director Options shall be subject to all applicable rules and regulations of any exchange on which the Common Stock may then be listed.

(d)      Notice of Exercise.  Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that in no event shall the Director Option be exercisable for a fractional Share.  The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 8(e) and 8(g) are satisfied.

(e)      Form of Payment.  The exercise price of a Director Option may be paid in (i) cash or (ii) by any other method as approved by the Administrator.  In accordance with the rules and procedures authorized by the Administrator for this purpose, a Director Option may also be exercised through a “cashless exercise” procedure authorized by the Administrator from time to time.

(f)      Limitation on Exercise.  A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(g)      Shareholder Rights.  A Non-Employee Director shall have no rights as a shareholder with respect to any Shares issuable upon exercise of a Director Option until such Shares shall have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director becomes the holder of record thereof.

(h)      Issuance of Shares.  Subject to the foregoing conditions, after the Company’s receipt of a proper notice of exercise and payment of the exercise price for the number of Shares with respect to which a Director Option is exercised, Shares shall be issued in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

9.	Terms and Conditions of Restricted Stock

(a)      General.  The Administrator shall determine the number of Shares of Restricted Stock (if any) that may be granted to a Non-Employee Director.

(b)      Vesting.  Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock shall vest and become non-forfeitable in three equal annual installments on each of the first three anniversaries following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c)      Shareholder Rights.  A Non-Employee Director shall have all rights of a shareholder as to the shares of Restricted Stock (including the right to receive regular cash dividends and to vote).  Dividends shall be subject to the same terms and conditions (including vesting) as the underlying shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such shares.  None of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such shares have vested.

(d)      Issuance of Shares.  As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director’s name in one or more stock certificates or book entry form in the discretion of the Company.  If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

10.	Terms and Conditions of Restricted Stock Units

(a)      General.  The Administrator shall determine the number of Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)      Vesting.  Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock Units shall vest and become non-forfeitable in three equal annual installments on each of the first three anniversaries following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c)      Shareholder Rights.  A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares underlying any Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Restricted Stock Units vest and are paid in Shares.

(d)      Settlement of Restricted Stock Units.  Subject to Section 12, on the date on which the Restricted Stock Units vest, all restrictions covering such Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable in Shares and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

(e)      Deferral of Restricted Stock Units.  A Non-Employee Director may elect to defer receipt of all or any portion of the Shares to be received upon settlement of the Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units as specified in Section 12, in which case there shall be credited to the Non-Employee Director’s Deferred Stock Unit Account a number of Elective Stock Units equal to the number of Shares being deferred.

11.	Dividend Equivalents

A Non-Employee Director shall be entitled to receive Dividend Equivalents on Restricted Stock Units in the event the Company pays a regular cash dividend with respect to its Common Stock.  Dividend Equivalents shall be deemed to be reinvested in Shares.  The Company shall maintain a bookkeeping record with respect to the Dividend Equivalents and such Dividend Equivalents shall be credited to a Non-Employee Director’s account on the date that the Company pays such regular cash dividend.  Dividend Equivalents shall accrue on the Restricted Stock Units until such time as such Awards are settled and paid in Shares.  If the Non-Employee Director elects to defer settlement of any Restricted Stock Units, such Awards shall continue to earn additional Dividend Equivalents during the deferral period and such additional Dividend Equivalents shall be deferred subject to the same terms and conditions as the Restricted Stock Units to which the Dividend Equivalents originally related.  Payment of Dividend Equivalents that have been credited to the Non-Employee Director’s account will not be made with respect to any Restricted Stock Units that do not vest and are cancelled.  Any fractional Dividend Equivalents shall be paid in cash.

12.	Election to Defer Awards

(a)      General.  The Administrator may permit any Non-Employee Director to elect to defer receipt of the value of all or a portion of his or her Restricted Stock Units until the earlier of (i) a date that is at least twelve months subsequent to the settlement date of the Restricted Stock Units and (ii) the date the Non-Employee Director terminates service as a member of the Board for any reason (the “Deferral Election”).  Any Deferral Election must be made by a Non-Employee Director in such manner as specified in the rules and procedures to be established by the Administrator and set forth in the applicable Deferral Election Form approved from time to time by the Administrator.

(b)      Elections.  Within thirty-days prior to the beginning of an applicable Service Period, or such other date prescribed by the Administrator, each Non-Employee Director shall have the opportunity to submit a Deferral Election Form to the Company indicating his or her Deferral Election.  Such Deferral Election shall specify the whole percentage of Restricted Stock Units (between 10% and 100%) to be deferred and the time of distribution of the Deferral Election in accordance with Section 12(a).  The Deferral Election shall be irrevocable upon the latest date to submit the Deferral Election Form as set by the Administrator.

(c)      Newly Elected Non-Employee Director Elections.  In the event a Non-Employee Director is newly elected to the Board at an Annual Meeting or is otherwise elected or appointed on a date other than the Annual Meeting, such Non-Employee Director shall have the opportunity to make a Deferral Election within thirty-days prior to any subsequent Service Period at which the newly elected Non-Employee Director will receive an initial Restricted Stock Unit Award (or such other time prescribed by the Administrator).  Each newly elected Non-Employee Director shall submit his or her Deferral Election Form to the Company in accordance with this Section 12.

(d)      Default Election.  In the event a Non-Employee Director fails to complete, sign and return the Deferral Election Form to the Company within the specified timeframe, as stated in this Section 12, such Non-Employee Director’s Restricted Stock Units shall be issued in accordance with Section 10.

(e)      Permissible Acceleration or Delay of Issuance of Shares.  The Administrator shall not have the discretionary authority to accelerate or delay issuance of a Share underlying a Restricted Stock Unit, except to the extent that such acceleration or delay may, in the sole discretion of the Administrator, be effected in a manner that will not cause the Non-Employee Director to incur additional taxes, interest or penalties under Code Section 409A.

13.	Transferability

Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order.

14.	Term

The “Effective Date” is November 20, 2007, assuming the Plan is approved by an affirmative vote of the holders of a majority of the Shares present, or represented, and entitled to vote at the 2007 Annual Meeting.  Unless earlier terminated in accordance with Section 15, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”).  No Awards shall be granted under the Plan after the Expiration Date.  However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

15.	Amendments

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or a stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule.  Notwithstanding the foregoing, no Director Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 16) without the approval of the Company’s shareholders.

No termination or amendment of the Plan that would materially and adversely alter or impair the rights of a Non-Employee Director under the Plan with respect to any Award previously made under the Plan shall be effective without such Non-Employee Director’s consent.

16.	No Restriction on Right of Company to Effect Corporate Changes

(a)      Authority of the Company and Shareholders.  The existence of the Plan, the Award Documents and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)      Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under the Plan will be equitably adjusted in the case of a stock-split, and may be sole discretion of the Administrator in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Administrator, and will be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards.  Subject to the term hereof, such adjustments shall be made by the Administrator, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Administrator, such adjusted Awards shall be subject to the same restrictions, as applicable, to which the underlying Award is subject.

17.	No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

18.	Governing Law

The Plan and all agreements, including, without limitation, any Award Document, entered into under the Plan shall be construed in accordance with and subject to the laws of the state of Florida.

19.	Unfunded Plan

The Plan is unfunded.  Prior to the exercise of any Awards, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company.  The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

20.	Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act.  If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

21.	Compliance with Code Section 409A

It is the Company’s intent that the Plan, Award Document and the Awards comply in all respects with Code Section 409A and the regulations and guidance promulgated thereunder.  Notwithstanding any other provision of this Plan to the contrary, to the extent that any provision of this Plan, any Award Document, or any Award contravenes any regulations or guidance promulgated under Code Section 409A or could cause any person to be subject to additional taxes, interest or penalties under Code Section 409A, the Administrator may, without notice or consent of any Non-Employee Director, modify such provision, to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirements of Code Section 409A.  Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision.

22.	Termination of Service.

If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Code Section 409A to be owed by virtue of his or her termination of service as a member of the Board, such amount shall be paid if and only if such termination constitutes a “separation from service” with the Company for purposes of Code Section 409A, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

23.	Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

11770 U.S. HIGHWAY 1, SUITE 101 PALM BEACH GARDENS, FL 33408
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by phone, you do not need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27719-P02594	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DYCOM INDUSTRIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors	☐	☐	☐
1.	Election of Directors
Nominees:
01) Thomas G. Baxter
02) Charles M. Brennan, III

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To amend the Company's 2007 Non-Employee Directors Equity Plan to increase by 250,000 the number of shares of the Company's common stock that are authorized for issuance under the plan.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for fiscal 2011.	☐	☐	☐

4.	In the discretion of the proxies and attorneys-in-fact, on the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s).

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. If other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attor ney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dycom  Industries,  Inc.
11770  U.S. Highway   1, Suite  101
Palm Beach  Gardens,  FL  33408

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual Meeting:
The Notice and Proxy Statement  and Annual Report are available at www.proxyvote.com.

M27720-P02594

DYCOM INDUSTRIES, INC.
Proxy for the  2010
Annual  Meeting  of Shareholders   - November   23, 2010
This Proxy is solicited  on behalf  of the Board of Directors

The undersigned  hereby appoints  Steven E. Nielsen and H. Andrew DeFerrari, and each of them,  proxies and attorneys-in-fact,  with the power of substitution  (the action of both of them or their substitutes  present  and acting or if only one be present and acting, then the action of such one to be in any event controlling), to vote all shares of common  stock held of record by the undersigned  on October 1, 2010 at the 2010 Annual Meeting of Shareholders (the "Annual  Meeting")  of the Company scheduled  to be held on November 23, 2010 and at any adjournments  or postponements   thereof.

THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).    IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL  BE VOTED "FOR" PROPOSAL 1,  PROPOSAL 2 AND PROPOSAL 3, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT  TO ITEM 4. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Address Changes/Comments:

 (If you noted  any Address Changes/Comments   above,  please mark corresponding  box on the reverse side.)

Continued  and to be signed  on reverse  side